                                                                   EXHIBIT 10.22

                                      LEASE

                         OF PREMISES AT 161 FIRST STREET

                            CAMBRIDGE, MASSACHUSETTS

                                      FROM

                BHX, LLC, AS TRUSTEE OF FIRST BINNEY REALTY TRUST

                                       TO

                               EPIX MEDICAL, INC.

                                TABLE OF CONTENTS

                                                                                                   PAGE
SUMMARY OF BASIC TERMS..............................................................................iii
ARTICLE I............................................................................................1
ARTICLE II...........................................................................................5
     SECTION 2.1   LEASE OF THE PREMISES.............................................................5
     SECTION 2.2   COMMON RIGHTS.....................................................................5
     SECTION 2.3   PARKING...........................................................................6
     SECTION 2.4   COMMENCEMENT DATE; LEASE TERM.....................................................6
     SECTION 2.5   SECURITY DEPOSIT..................................................................6
     SECTION 2.6   LEASE AMENDMENT...................................................................7
ARTICLE III..........................................................................................8
     SECTION 3.1   CONDITION OF PREMISES.............................................................8
     SECTION 3.2   IMPROVEMENTS TO COMMON AREAS......................................................8
     SECTION 3.3   SIGNS.............................................................................8
ARTICLE IV...........................................................................................8
     SECTION 4.1   BASE RENT.........................................................................8
     SECTION 4.2   ADDITIONAL RENT GENERALLY.........................................................10
     SECTION 4.3   TAXES.............................................................................10
     SECTION 4.4   INSURANCE COSTS...................................................................10
     SECTION 4.5   OPERATING COSTS...................................................................11
     SECTION 4.6   PAYMENT FOR ELECTRICITY...........................................................11
     SECTION 4.7   TENANT'S AUDIT RIGHTS.............................................................11
ARTICLE V............................................................................................12
     SECTION 5.1   PERMITTED USE.....................................................................12
     SECTION 5.2   RESTRICTIONS ON USE...............................................................12
     SECTION 5.3   HAZARDOUS MATERIALS...............................................................12
     SECTION 5.4   ROOFTOP EQUIPMENT.................................................................12
ARTICLE VI...........................................................................................13
     SECTION 6.1   LANDLORD'S SERVICES...............................................................13
     SECTION 6.2   EXTRAORDINARY USE.................................................................14
     SECTION 6.3   INTERRUPTION; DELAY...............................................................14
     SECTION 6.4   ADDITIONAL SERVICES...............................................................15
     SECTION 6.5   LANDLORD INDEMNITY................................................................15
ARTICLE VII..........................................................................................15
     SECTION 7.1   RENT..............................................................................15
     SECTION 7.2   UTILITIES.........................................................................15
     SECTION 7.3   NO WASTE..........................................................................15
     SECTION 7.4   MAINTENANCE; REPAIRS; AND YIELD-UP................................................15
     SECTION 7.5   ALTERATIONS BY TENANT.............................................................16
     SECTION 7.6   TRADE FIXTURES AND EQUIPMENT......................................................16
     SECTION 7.7   COMPLIANCE WITH LAWS..............................................................17
     SECTION 7.8   CONTENTS AT TENANT'S RISK.........................................................17
     SECTION 7.9   EXONERATION; INDEMNIFICATION AND INSURANCE........................................17
     SECTION 7.10  LANDLORD'S ACCESS.................................................................18
     SECTION 7.11  NO LIENS..........................................................................18
     SECTION 7.12  COMPLIANCE WITH RULES AND REGULATIONS.............................................18
ARTICLE VIII.........................................................................................19
     SECTION 8.1   SUBLETTING AND ASSIGNMENT.........................................................19
ARTICLE IX...........................................................................................20
     SECTION 9.1   SUBORDINATION TO MORTGAGES AND GROUND LEASES......................................20
     SECTION 9.2   LEASE SUPERIOR AT MORTGAGEE'S OR GROUND LESSOR'S ELECTION.........................20
     SECTION 9.3   NOTICE TO MORTGAGEE AND GROUND LESSOR.............................................20

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
     SECTION 9.4   LIMITATIONS ON OBLIGATIONS OF MORTGAGEES, GROUND LESSORS AND SUCCESSORS...........21
     SECTION 9.5   ESTOPPEL CERTIFICATES.............................................................21
ARTICLE X............................................................................................21
     SECTION 10.1  DAMAGE FROM CASUALTY..............................................................21
     SECTION 10.2  ABATEMENT OF RENT.................................................................22
     SECTION 10.3  LANDLORD'S RIGHT TO TERMINATE.....................................................22
ARTICLE XI...........................................................................................23
     SECTION 11.1  EMINENT DOMAIN; RIGHT TO TERMINATE AND ABATEMENT IN RENT..........................23
     SECTION 11.2  RESTORATION.......................................................................23
     SECTION 11.3  LANDLORD TO CONTROL EMINENT DOMAIN ACTION.........................................23
ARTICLE XII..........................................................................................23
     SECTION 12.1  EVENT OF DEFAULT..................................................................23
     SECTION 12.2  LANDLORD'S REMEDIES...............................................................24
     SECTION 12.3  REIMBURSEMENT OF LANDLORD.........................................................25
     SECTION 12.4  LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS....................................25
     SECTION 12.5  CUMULATIVE REMEDIES...............................................................25
     SECTION 12.6  EXPENSES OF ENFORCEMENT...........................................................26
     SECTION 12.7  LANDLORD'S DEFAULT................................................................26
     SECTION 12.8  LIMITATION OF LANDLORD'S LIABILITY................................................26
     SECTION 12.9  LATE PAYMENT AND ADMINISTRATIVE EXPENSE...........................................26
ARTICLE XIII.........................................................................................27
     SECTION 13.1  BROKERS...........................................................................27
     SECTION 13.2  QUIET ENJOYMENT...................................................................27
     SECTION 13.3  TENANT'S REQUEST FOR LANDLORD'S ACTION............................................27
     SECTION 13.4  NOTICES...........................................................................27
     SECTION 13.5  WAIVER OF SUBROGATION.............................................................27
     SECTION 13.6  ENTIRE AGREEMENT; EXECUTION; TIME OF THE ESSENCE AND HEADINGS AND TABLE
                   OF CONTENTS.......................................................................27
     SECTION 13.7  PARTIAL INVALIDITY................................................................28
     SECTION 13.8  NO WAIVER.........................................................................28
     SECTION 13.9  HOLDOVER..........................................................................28
     SECTION 13.10 WHEN LEASE BECOMES BINDING........................................................28
     SECTION 13.11 NO RECORDATION....................................................................28
     SECTION 13.12 AS IS.............................................................................29
     SECTION 13.13 TENANT'S FINANCIAL STATEMENTS; CERTAIN REPRESENTATIONS AND WARRANTIES OF TENANT...29
     SECTION 13.14 RELOCATION........................................................................29
     SECTION 13.15 SUMMARY OF BASIC TERMS............................................................29

EXHIBITS:

A - Site Plan
B - Building Floor Plan
C - Rules and Regulations
D - Form Secretary's Certificate
E - Form of Letter of Credit
F - Common Area Improvements
G - Janitorial Services
H - ASHRAE Standards

                             SUMMARY OF BASIC TERMS

                                      LEASE

                        OF PREMISES AT 161 FIRST STREET,
                            CAMBRIDGE, MASSACHUSETTS

                                       TO

                               EPIX MEDICAL, INC.

                         DATED AS OF SEPTEMBER 30, 2003

================================================================================

     The following is a summary of certain basic terms of this Lease which is intended for the convenience and reference of the parties. Capitalized terms used, but not defined, in this Summary of Basic Terms, have their defined meanings in this Lease. In addition, some of the following items or terms are incorporated into this Lease by reference to the item or term or to this "Summary of Basic Terms".

1. LANDLORD: BHX, LLC, a Massachusetts limited liability company, as Trustee of First Binney Realty Trust, under Declaration of Trust dated March 16, 1999, and filed with the Middlesex South Registry of Deeds as Instrument No. 1119.

2.   TENANT: Epix Medical, Inc., a Delaware corporation.

3A. PREMISES: All of the third floor and a portion of the first floor of the Building as depicted on EXHIBIT B to this Lease.

3B. LANDLORD'S PROPERTY: The real property with the Building and any other improvements now or hereafter thereon, now commonly known as 161 First Street, Cambridge, Massachusetts, as depicted on EXHIBIT A.

3C. LEASABLE SQUARE FOOTAGE OF THE PREMISES: (which includes a proportionate share of the Floor Area of the Common Areas of the Building as provided for in this Lease): 13,688 square feet, of which 9,358 square feet are located on the third floor of the Building and 4,330 square feet are located on the first floor of the Building.

3D.  LEASABLE SQUARE FOOTAGE OF THE BUILDING: 45,820 square feet.

4A. LEASE TERM: From the Commencement Date through December 31, 2007, subject to the other terms of this Lease.

4B.  COMMENCEMENT DATE: November 1, 2003.

4C. RIGHT OF EXTENSION: Tenant shall have the right to extend the Lease Term for one (1) terms of five (5) years each in accordance with Section 2.4.

5. PERMITTED USE: Subject to applicable Legal Requirements, the Premises may be used for general office purposes only and for no other purpose.

6. SECURITY DEPOSIT: $53,611.00. The Security Deposit shall be in the form of cash or Letter of Credit, as further provided in Section 2.5.

7. TENANT'S PARKING ALLOCATION: Eighteen (18) parking spaces in the Parking Areas, subject to the provisions of Section 2.3.

8.   BASE RENT: The Base Rent is as follows:

                                                     ANNUAL              MONTHLY         PSF
      PERIOD                                         RATE                RATE            RATE
     -------------------------------------------------------------------------------------------
      November 1, 2003 - October 31, 2005            $ 307.980.00        $ 25,665.00     $ 22.50

      November 1, 2005 - December 31, 2007           $ 335,356.00        $ 27,946.33     $ 24.50

     The Base Rent during the Extension Term will be determined in accordance with Section 4.1(b).

9A. ADDITIONAL RENT: Tenant's Insurance Escalation, Tenant's Operating Cost Escalation, Tenant's Tax Escalation, Tenant's Electricity Costs, and/or Other Additional Rent.

9B. TENANT'S INSURANCE ESCALATION: Tenant's Share of the Insurance Costs for any calendar year minus Tenant's Share of the Insurance Costs for the Base Year, payable monthly (when base exceeded) in equal installments.

9C. TENANT'S OPERATING COST ESCALATION: Tenant's Share of the Operating Costs for any calendar year minus Tenant's Share of the Operating Costs for the Base Year, payable monthly (when base exceeded) in equal installments. For purposes of determining Tenant's Operating Cost Escalation, if the Building is less than 100% occupied during any calendar year (including but not limited to the Base Year), the Operating Costs shall be "grossed up" for such calendar year to the amount which, in Landlord's reasonable judgment exercised on a consistent basis from year to year, the Operating Costs would have been if the Building had been 100% occupied during the entire calendar year.

9D. TENANT'S TAX ESCALATION: Tenant's Share of the Taxes for any Tax Fiscal Year minus Tenant's Share of the Taxes for the Base Tax Fiscal Year, payable monthly (when base exceeded) in equal installments. For purposes of determining Tenant's Tax Escalation, if the Building is less than 100% occupied during any Tax Fiscal Year (including but not limited to the Base Tax Fiscal Year), the Taxes shall, to the extent appropriate, be "grossed up" for such Tax Fiscal Year to the amount which, in Landlord's reasonable judgment exercised on a consistent basis from year to year, the Taxes would have been if the Building had been 100% occupied during the entire Tax Fiscal Year.

9E. TENANT'S ELECTRICITY COSTS: Tenant shall pay the costs for electricity for lights and plugs (exclusive of heating, ventilating and air conditioning) provided to the Premises ("TENANT'S ELECTRICITY COSTS"), as provided in
     Section 4.6.

9F. OTHER ADDITIONAL RENT: Includes all fees, charges, expenses, fines, assessments, interest, indemnities, or other sums other than Base Rent, Tenant's Insurance Escalation, Tenant's Operating Cost Escalation, Tenant's Tax Escalation, and Tenant's Electricity Costs due under this Lease.

9G. BASE YEAR: When referring to Insurance Costs or Operating Costs, Base Year shall mean calendar year 2004. When referring to Taxes, Base Tax Fiscal Year shall mean the higher of Tax Fiscal Year 2003 (which is from July 1, 2002 through June 30, 2003) and Tax Fiscal Year 2004 (which is from July 1, 2003 through June 30, 2004).

10. HEAT AND UTILITIES: To be supplied by Landlord (including hot and cold water and sewer charges) as part of the Operating Costs (except that Tenant's Electricity Costs shall not be included in Operating Costs and shall be paid by Tenant as provided in Section 4.6). However, Landlord, in addition to electricity, reserves the right to separately meter or submeter water, sewer and other utilities serving the Premises, in which event such separately metered or submetered items shall be directly billed to Tenant.

11. BROKERS: The Bulfinch Companies, Inc., having an office at First Needham Place, 250 First Avenue, Suite 200, Needham, MA 02494-2805, and McCall & Almy, having an office at One Post Office Square, Suite 3740, Boston, MA 02109.

12A. TENANT'S ADDRESS FOR NOTICES AND TAXPAYER IDENTIFICATION NO.:

     Epix Medical, Inc.
     71 Rogers Street
     Cambridge, MA 02142
     Attn: CFO
     Telephone: (617) 250-6013;  Fax: (617) 250-6041

     with a copy to:

     Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
     One Financial Center
     Boston, MA 02111
     Attn: William Whelan, Esq.
     Telephone: (617) 542-6000; Fax: (617) 542-2241

     Tenant F.I.D.#__-_______

12B. LANDLORD'S ADDRESS FOR NOTICES:

     BHX, LLC, as Trustee of First Binney Realty Trust
     c/o The Bulfinch Companies, Inc.
     First Needham Place
     250 First Avenue, Suite 200
     Needham, MA  02494
     Attention: Robert A Schlager
     Telephone: (781) 707-4000;  Fax:  (781) 707-4001

     with a copy to:

     Vorys, Sater, Seymour and Pease LLP
     Suite 2000, Atrium Two
     221 E. Fourth Street
     Cincinnati, OH 45202
     Attn: Charles C. Bissinger, Jr., Esq.
     Telephone: (513) 723-4000; Fax: (513) 723-4056

                                      LEASE

     THIS LEASE (this "Lease"), made as of the 30th day of September, 2003, between BHX, LLC, a Massachusetts limited liability company, as Trustee of First Binney Realty Trust, under Declaration of Trust dated March 16, 1999, and filed with the Middlesex South Registry of Deeds as Instrument No. 1119, and EPIX MEDICAL, INC., a Delaware corporation, is as follows.

                              W I T N E S S E T H:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

     In addition to the words and terms defined elsewhere in this Lease, the following words and terms shall have in this Lease the meanings set forth in this Article (whether or not underscored):

     "ADDITIONAL RENT" has the meaning set forth in Item 9A of the Summary of Basic Terms.

     "BANKRUPTCY LAWS" means any existing or future bankruptcy, insolvency, reorganization, dissolution, liquidation or arrangement or readjustment of debt law or any similar existing or future law of any applicable jurisdiction, or any laws amendatory thereof or supplemental thereto, including, without limitation, the United States Bankruptcy Code of 1978, as amended (11 U.S.C. Section 101 ET SEQ.), as any or all of the foregoing may be amended or supplemented from time to time.

     "BASE RENT" has the meaning set forth in Item 8 of the Summary of Basic Terms.

     "BASE TAX FISCAL YEAR" has the meaning set forth in Item 9G of the Summary of Basic Terms.

     "BASE YEAR" has the meaning set forth in Item 9G of the Summary of Basic Terms.

     "BROKERS" has the meaning set forth in Item 11 of the Summary of Basic
Terms.

     "BUILDING" means the building located on Landlord's Property and shown on the Site Plan.

     "BUSINESS DAYS" mean Monday through Friday, except holidays. The term "holiday" shall mean (a) the federal day of celebration of the following holidays: New Year's Day, President's Day, Memorial Day, July 4th, Labor Day, Thanksgiving, Christmas and (b) the Friday after Thanksgiving.

     "BUSINESS HOURS" means 8:00 a.m. to 6:00 p.m. on Business Days and 9:00 a.m. to 1:00 p.m. on Saturdays, except holidays.

     "COMMENCEMENT DATE" has the meaning set forth in Item 4B of the Summary of Basic Terms.

     "COMMON AREA IMPROVEMENTS" has the meaning given in Section 3.2.

     "COMMON AREAS" means all areas of Landlord's Property, as designated by Landlord from time to time, located inside or outside of the Building, which are not intended for the use of a single tenant and which are intended (a) for the non-exclusive common use of Landlord, Tenant and other tenants of portions of Landlord's Property and their respective employees, agents, licensees and invitees and/or (b) to serve the Building and/or Landlord's Property. Common Areas include, without limitation, the lobbies of the Building, common restroom facilities, elevators and stairwells of the Building, sidewalks, Parking Areas, access drives, landscaped areas, utility rooms, storage rooms, and utility lines and systems and the Common Facilities.

     "COMMON FACILITIES" means those facilities, if any, located on Landlord's Property which Landlord designates from time to time as "common facilities," including, but not limited to, building systems, pipes, ducts, wires, conduits, meters, HVAC equipment and systems, electrical systems and equipment, plumbing lines and facilities, and mechanical rooms.

     "ENVIRONMENTAL LAW" means the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ., the Clean Water Act, 33 U.S.C. Section 1321 ET SEQ., the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ., the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, Chapter 21E of the Massachusetts General Laws, all regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation (including any state or local board of health rules, regulation, or code), or any common law (including common law that may impose strict liability or liability based on negligence), which may relate to or deal with human health, the environment, natural resources, or Hazardous Materials, all as may be from time to time amended or modified.

     "EVENT OF DEFAULT" any of the events listed in Section 12.1.

     "EXCUSABLE DELAY" means those matters which are beyond Landlord's reasonable control, including, without limitation, the following: delays caused by Tenant (or by Tenant's Invitees), or delays caused by, or resulting from, acts of God, accidents, breakdowns, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, material or equipment, changes in governmental regulations or orders, unusual weather conditions, or other causes beyond Landlord's reasonable control.

     "EXTENSION TERM" means the period of time beginning on January 1, 2008 and ending at 11:59 p.m. on December 31, 2012.

     "FLOOR AREA" means, as of the date of determination, the floor area of the Building, Common Areas or Premises, as applicable, measured from the outside face of all exterior walls and the center line of all other walls.

     "GAAP" means generally accepted accounting principles, consistently applied.

     "HAZARDOUS MATERIALS" means, at any time, (a) any "hazardous substance" as defined in Section 101(14) of CERCLA (42 U.S.C. Section 9601(14)) or regulations promulgated thereunder; (b) any "solid waste," "hazardous waste," or "infectious waste," as such terms are defined in any Environmental Law at such time; (c) asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), bio-medical materials or waste, nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances which may be hazardous to human or animal health or the environment or which are listed or identified in, or regulated by, any Environmental Law; and (d) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under any Environmental Law.

     "INITIAL TERM" means the period beginning at 12:01 A.M. on the Commencement Date and ending at 11:59 P.M. on December 31, 2007.

     "INSURANCE COSTS" includes the cost of insuring the entire Landlord's Property, including without limitation the buildings and improvements now or hereafter situated thereon, and all operations conducted in connection therewith, with such policies, coverages and companies and in such limits as may be selected by Landlord (and/or which may be required by Landlord's lenders), including, but not limited to, fire insurance with extended or with all-risk coverage covering 100% replacement cost, comprehensive public liability insurance covering personal injury, deaths and property damage with a personal injury endorsement covering false arrest, detention or imprisonment, malicious prosecution, libel and slander, and wrongful entry or eviction, rent loss or business interruption insurance, worker's compensation insurance, plate glass insurance, contractual liability insurance, boiler insurance, and fidelity bonds.

Insurance Costs shall not include increases in premiums which are paid directly by other tenants of Landlord's Property.

     "INVITEES" means employees, workers, visitors, guests, customers, suppliers, agents, contractors, representatives and licensees.

     "LAND" means the land located at 161 First Street, Cambridge, Massachusetts, which is depicted on the Site Plan.

     "LANDLORD" means BHX, LLC, a Massachusetts limited liability company, as Trustee of First Binney Realty Trust, under Declaration of Trust dated March 16, 1999, and filed with the Middlesex South Registry of Deeds as Instrument No. 1119, its successors and assigns.

     "LANDLORD'S PROPERTY" means the Land, the Building and all present or future appurtenances and/or improvements to the Land and/or the Building.

     "LEASABLE SQUARE FOOTAGE" means (a) when used with respect to the Building, the Floor Area of the Building, and (b) when used with respect to the Premises, the sum of (i) the Floor Area of the Premises, plus (ii) Tenant's Share of the Floor Area of the Common Areas of the Building.

     "LEASE TERM" means the Initial Term and, if Tenant timely and properly exercises its right to extend pursuant to Section 2.4(b), the Extension Term.

     "LEGAL REQUIREMENTS" means all applicable laws, statutes, rules, regulations and requirements of governmental authorities, including, but not limited to, zoning laws and building codes.

     "LETTER OF CREDIT" has the meaning set forth in Section 2.5(a).

     "OPERATING COSTS" means all costs, expenses and disbursements of every kind and nature (except Taxes and Insurance Costs) which Landlord shall pay or become obligated to pay in connection with operating, managing, maintaining or repairing Landlord's Property or elements thereof, all as reasonably determined by Landlord. Operating Costs shall include, by way of illustration, but not be limited to: all charges payable by Landlord in connection with the performance of Landlord's maintenance and repair obligations with respect to Landlord's Property; all charges payable by Landlord to provide janitorial service to Landlord's Property; all charges payable by Landlord in connection with the maintenance and repair of HVAC equipment and systems; all charges payable by Landlord to provide utility services to Landlord's Property, except to the extent excluded pursuant to clauses (f) or (g) below; all costs related to removal of trash, debris, and refuse; all costs related to removal of snow and ice; all costs of pest and vermin control; all costs of window cleaning; all costs of providing, maintaining and repairing of paving, curbs, walkways, landscaping, planters, roofs, walls, drainage, utility lines, security systems and other equipment; all costs of painting the exterior and Common Areas of the Building; all costs of repaving, resurfacing, and restriping Parking Areas and drives; all costs of lighting (including electricity and maintenance), cleaning, waterproofing, repairing and maintaining Common Areas, Common Facilities and other portions of Landlord's Property; all costs of licenses, permits and inspection fees, except to the extent directly attributable to the space of a particular tenant; all legal, accounting, inspection and consulting fees, except to the extent excluded pursuant to clauses (e) or (m) below; all costs of capital repairs or replacements hereafter made to the Building or Common Areas, amortized over their expected useful life based upon and including a market rate of interest; all costs of wages, salaries and benefits of operating personnel, including welfare, retirement, vacations and other compensation and fringe benefits and payroll taxes; the amount of any insurance deductible paid by Landlord in connection with an insured loss; and management fees equal to five percent (5.0%) of gross rents (which management fees may be payable to an affiliate of Landlord). However, notwithstanding the above, the following specific items shall not be included: (a) the cost of alterations to space in the Building leased to others; (b) debt service and ground rent payments; (c) any cost or expenditure for which Landlord is reimbursed by insurance proceeds or eminent domain proceeds; (d) costs for which Landlord is reimbursed under warranties provided to Landlord by contractors who have warranty obligations;
(e) leasing commissions, attorneys'
fees and collection costs related to negotiation and enforcement of tenant leases unless the matter involves enforcing compliance with rules and regulations or other standards or requirements for the benefit of all tenants of the Building; (f) the cost of providing electrical service to space leased to tenants; (g) expenses which are billed directly, or reasonably allocable exclusively, to any tenant of the Building; (h) salaries and bonuses of officers and executives of Landlord and administrative employees above the level of property manager or building supervisor and Landlord's general overhead; (i) the cost of any work or service performed on an extra-cost basis for any tenant of the Building; (j) the cost of any additions to the Building; (k) any cost, other than the management fee provided for above, otherwise included in Operating Costs representing an amount paid to a person or entity affiliated with Landlord which is in excess of the amount which would have been paid on an arms-length basis in the absence of such relationship; (l) depreciation, other than the amortization of capital improvements hereafter made as provided above; (m) costs of defending any lawsuits, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in Landlord's Property, costs of any disputes between Landlord and its employees, or outside fees paid in connection with disputes with adjacent property owners which are not intended to benefit tenants of the Building; (n) costs of the Common Area Improvements or of the work to be performed by Landlord pursuant to Section 3.1; (o) costs of any work or services performed for any facility other than Landlord's Property; (p) any fees, costs and commissions incurred in procuring or attempting to procure other tenants, including, but not necessarily limited to, brokerage commissions, finders' fees, attorneys' fees for negotiating leases, entertainment costs, travel expenses and advertising and production costs; (q) lease payments for rental equipment which would constitute a capital expenditure if the equipment were purchased, except to the extent that depreciation of such equipment (if purchased) would be included in Operating Costs; (r) any late fees, fines or penalties incurred by Landlord; (s) the cost of curing any violation of any law, ordinance or regulation applicable to Landlord's Property, including but not limited to any Environmental Law, which violation exists as of the Commencement Date; (t) the cost of remediating any environmental condition existing as of the Commencement Date; and (u) the costs of excessive repairs or capital replacements or improvements to the existing HVAC system serving the Premises and/or the Building.

     "OTHER ADDITIONAL RENT" has the meaning set forth in Item 9F of the Summary of Basic Terms.

     "PARKING AREAS" means those portions of Landlord's Property which may be used for parking as depicted on the Site Plan, as such areas may be changed by Landlord from time to time without diminution of Tenant's rights under Section 2.3.

     "PERMITTED USE" has the meaning set forth in Item 5 of the Summary of Basic Terms.

     "PERSON" means any individual, partnership, joint venture, trust, limited liability company, business trust, joint stock company, unincorporated association, corporation, institution, or entity, including any governmental authority.

     "PREMISES" has the meaning set forth in Item 3A of the Summary of Basic Terms.

     "ROOFTOP EQUIPMENT" means a satellite dish, antenna and related communications equipment now or hereafter erected on the roof of the Building by or for Tenant.

     "RULES AND REGULATIONS" means the rules and regulations promulgated by Landlord with respect to Landlord's Property, a copy of which is EXHIBIT C hereto, as the same may be modified by Landlord from time to time upon notice to Tenant.

     "SECURITY DEPOSIT" has the meaning set forth in Item 6 of the Summary of Basic Terms.

     "SITE PLAN" means the site plan attached hereto as EXHIBIT A which depicts the approximate size and layout of the Land, the Building and the Parking Areas.

     "SUMMARY OF BASIC TERMS" means the Summary of Basic Terms which is affixed to this Lease immediately after the table of contents of this Lease.

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     "TAX FISCAL YEAR" shall mean July 1 through June 30 next following, or such other tax period as may be established by law for the payment of Taxes.

     "TAXES" shall mean (a) all taxes, assessments, betterments, water or sewer entrance fees and charges including general, special, ordinary and extraordinary, or any other charges (including charges for the use of municipal services if billed separately from other taxes), levied, assessed or imposed at any time by any governmental authority upon or against the Land, the Building, or the fixtures, signs and other improvements thereon then comprising Landlord's Property and (b) all attorneys fees, appraisal fees and other fees, charges, costs and/or expenses incurred in connection with any proceedings related to an abatement or reduction of the amount of the Taxes, the tax classification and/or the assessed value of Landlord's Property. This definition of Taxes is based upon the present system of real estate taxation in the Commonwealth of Massachusetts; if taxes upon rentals or any other basis shall be substituted, in whole or in part, for the present ad valorem real estate taxes, the term "Taxes" shall be deemed changed to the extent to which there is such a substitution for the present ad valorem real estate taxes.

     "TENANT" means Epix Medical, Inc., a Delaware corporation, its permitted successors and permitted assigns.

     "TENANT INVITEES" means Tenant, its subtenants and assignees, together with their respective Invitees.

     "TENANT'S ELECTRICITY COSTS" has the meaning set forth in Item 9E of the Summary of Basic Terms.

     "TENANT'S INSURANCE ESCALATION" has the meaning set forth in Item 9B of the Summary of Basic Terms.

     "TENANT'S OPERATING COST ESCALATION" has the meaning set forth in Item 9D of the Summary of Basic Terms.

     "TENANT'S SHARE" means the amount (expressed as a percentage) equal to (a) the Floor Area of the Premises DIVIDED BY (b)(i) the Floor Area of the Building minus (ii) the Floor Area of the Common Areas of the Building. The percentage determined by the preceding sentence shall be rounded to the nearest one-tenth of one percent (0.1%). Tenant's Share is 29.9%, subject to adjustment in the event of an increase or decrease in the Leasable Square Footage of the Premises.

     "TENANT'S TAX ESCALATION" has the meaning set forth in Item 9E of the Summary of Basic Terms.

                                   ARTICLE II
                                LEASE OF PREMISES

     SECTION 2.1 LEASE OF THE PREMISES. Landlord does hereby lease the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon and subject to the terms and provisions of this Lease and all zoning ordinances, and easements, restrictions, and conditions of record.

     SECTION 2.2 COMMON RIGHTS. The Premises are leased subject to, and with the benefit of, the non-exclusive right to use in common with others at any time entitled thereto the Common Areas and Common Facilities for all such purposes as such areas may be reasonably designated, but only in connection with lawful business in the Building and in accordance with the Rules and Regulations. Landlord shall have the right from time to time to designate or change the number, locations, size or configuration of the Building, including, without limitation, the Common Areas, exits and entrances, and to modify or replace the Common Facilities, and to permit expansion and new construction therein; provided, however, that Landlord shall not materially interfere with Tenant's enjoyment of or access to the Premises. Tenant shall not have the right to use those portions of the Common Areas designated from time to time by Landlord as for the exclusive use of one or more other tenants.

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     SECTION 2.3 PARKING. Subject to the Rules and Regulations, Tenant Invitees
are authorized to park not more than eighteen (18) passenger automobiles, at any time, in the Parking Areas in common with Landlord and other tenants of Landlord's Property from time to time. In the event of (a) a decrease in the number of parking spaces on Landlord's Property which does not result from an action of Landlord or (b) a change in the Leasable Square Footage of the Premises and/or Leasable Square Footage of the Building, the number of parking spaces available for use by Tenant Invitees shall be adjusted proportionately. Tenant shall not (a) permit any Tenant Invitees (other than visitors) to park in spaces designated as "visitor" spaces, (b) permit any Tenant Invitees to park in spaces designated as "reserved" spaces (unless reserved for Tenant), (c) permit the total number of passenger automobiles parked on Landlord's Property by Tenant Invitees, at any time, to exceed eighteen (18), and (d) except for delivery trucks using designated loading and unloading facilities, permit any Tenant Invitee to park any vehicle on Landlord's Property other than passenger automobiles. Landlord may, from time to time, designate one or more spaces as reserved for the exclusive use of one or more of the tenants of any of the Building and/or for Landlord's Invitees. The monthly parking charge to Tenant for use of the parking spaces as described above shall initially be $175 per space, shall be subject to annual adjustment by Landlord on the basis of market conditions (but not prior to December 31, 2004), and shall be due and payable by Tenant to Landlord as Additional Rent in advance on the first day of each calendar month during the Lease Term, without offset for any reason.

     SECTION 2.4 COMMENCEMENT DATE; LEASE TERM.

          (a) The Lease Term shall commence at 12:01 A.M. on the Commencement Date and shall end at 11:59 P.M. on December 31, 2007.

          (b) Provided an Event of Default has not occurred before Tenant exercises its right to extend the Lease Term, Tenant shall have the right to extend the Lease Term for one (1) period of five (5) years by giving Landlord written notice specifying such extension, which notice must be received by Landlord not more than eighteen (18) months nor less than twelve (12) months prior to the expiration date of the Initial Term. If such extension becomes effective, the Lease Term shall be automatically extended upon the same terms and conditions except that (i) Base Rent shall be payable for such Extension Term as set forth in Section 4.1(b) and (ii) there shall be no further right to extend or renew beyond the period expressly set forth herein.

     SECTION 2.5 SECURITY DEPOSIT.

          (a) Simultaneously with the execution and delivery of this Lease, Tenant shall deliver to Landlord the Security Deposit, which shall be in the form of cash or a letter of credit which satisfies the conditions of Section 2.5(b) ("LETTER OF CREDIT").

          (b) If the Security Deposit is in the form of a Letter of Credit, such Letter of Credit must satisfy all of the following conditions: (i) the Letter of Credit must be in the exact form attached hereto as EXHIBIT E with an expiration date not less than one (1) year after the date of the Letter of Credit; (ii) the beneficiary of the Letter of Credit must be Landlord or Landlord's designee; (iii) the Letter of Credit must be irrevocable, unconditional and transferable one or more times without charge; (iv) the Letter of Credit must by issued by Fleet National Bank or another Massachusetts bank satisfactory to Landlord in its sole and absolute discretion; and (v) the Letter of Credit must provide that it may be drawn at a location in Boston, Massachusetts. If, at any time, the issuer of the Letter of Credit gives notice of its election not to renew, extend and/or reissue the Letter of Credit, then Tenant shall, on or before forty-five (45) days prior to the expiration of the term of the Letter of Credit, deliver to Landlord (1) a replacement Letter of Credit satisfying all of the above conditions or (2) cash in the full amount of the expiring Letter of Credit; and if Tenant fails to timely deliver to Landlord a replacement Letter of Credit as provided above or cash in the full amount of the expiring Letter of Credit, such failure shall constitute an Event of Default and, in addition to any other rights which Landlord might have by reason of such Event of Default, Landlord may draw on the Letter of Credit and hold the proceeds of such drawing as the Security Deposit. If (x) Landlord shall feel insecure with the creditworthiness of the bank issuing the Letter of Credit and Tenant shall fail, within thirty (30) days after written notice, to either provide a replacement Letter of Credit as provided above or cash in the full amount of the existing Letter of Credit, or
(y) Tenant fails to provide Landlord with cash in the full amount of the Letter of Credit within thirty (30) days after (I) any proceedings under the Bankruptcy Code, receivership or any insolvency law are instituted with the issuer of the Letter of Credit as debtor or (II) the bank issuing the Letter of Credit is taken over by the Federal Deposit Insurance Corporation, the Resolution Trust Corporation or a similar entity, then such failure by Tenant under clauses (x) or (y) of this sentence shall constitute an Event of Default and, in addition to any other rights which Landlord might have by reason of such Event of Default, Landlord may draw on the Letter of Credit and hold the proceeds of such drawing as part of the Security Deposit.

          (c) The Security Deposit is security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease and is not an advance payment of rent. It is agreed that if an Event of Default occurs, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for payment of any Base Rent, Additional Rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of the occurrence of an Event of Default, including, but not limited to, any actual, direct damage or deficiency accrued before or after summary proceedings or other re-entry by Landlord, including the costs of such proceeding or re-entry and further including, without limitation, reasonable attorney's fees. It is agreed that Landlord shall always have the right to apply the Security Deposit, or any part thereof, as aforesaid, without notice and without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying the Security Deposit or any part thereof. No interest shall be payable on the Security Deposit and Landlord shall have the right to commingle the Security Deposit with other funds of Landlord. If Landlord shall apply the Security Deposit in whole or in part, Tenant shall immediately upon demand pay to Landlord the amount so applied to restore the Security Deposit to its original amount. Because elements of Additional Rent may be subject to annual reconciliation based on actual amounts determined to be due, in addition to the other rights provided herein to Landlord regarding the Security Deposit, Landlord shall have the right, in its discretion, upon the end of the Lease and delivery of the Premises in accordance with the terms hereof, to hold all or a portion of the Security Deposit (or whatever amount remains after Landlord exercises its other rights hereunder) until thirty (30) days after such reconciliation, at which time Landlord has the right to deduct any amounts then determined to be due from the remaining Security Deposit and return any balance of the Security Deposit to Tenant; provided, however, that Landlord may not withhold from the Security Deposit an amount greater than the amount which Landlord reasonably estimates will be owing by Tenant upon completion of such reconciliation. If the remaining Security Deposit is not sufficient to pay Tenant's obligations hereunder, Tenant shall pay the same within ten (10) days of billing from Landlord. In the event of a sale or other transfer of Landlord's Property, or leasing of the entire Landlord's Property including the Premises subject to Tenant's tenancy hereunder, Landlord shall transfer the Security Deposit then remaining to the vendee or lessee and Landlord shall thereupon be released from all liability for the return of such Security Deposit to Tenant. In such event, Landlord shall cause the transferee of the Security Deposit to issue a written acknowledgement of receipt thereof and Tenant agrees to look solely to the new landlord for the return of the Security Deposit then remaining. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     SECTION 2.6 LEASE AMENDMENT. If, pursuant to Sections 8.1 or 11.1 or any other provision of this Lease, there results a change in any of the terms or amounts in the Summary of Basic Terms (including, without limitation, the Leasable Square Footage of the Building, the Leasable Square Footage of the Premises, Base Rent or Tenant's Share) then in effect, Landlord and Tenant will promptly execute a written amendment to, and restatement of, the Summary of Basic Terms, substituting the changed terms and recomputed amounts in lieu of each of the applicable terms and amounts then in effect which have been changed. As of the effective date of the amendment to the Summary of Basic Terms, the changed terms (and recomputed amounts) will be effective for all purposes of this Lease, and the amended and restated Summary of Basic Terms will be a part of, and incorporated into, this Lease.

                                   ARTICLE III
                          CONDITION OF PREMISES; SIGNS

     SECTION 3.1 CONDITION OF PREMISES. Landlord shall deliver the Premises to Tenant as is, and shall not have any obligation to make any alterations or improvements to the Premises; provided, however, that Landlord shall, prior to the Commencement Date, (a) perform the alterations and improvements necessary or appropriate to separately demise the Premises in accordance with Legal Requirements, (b) perform the Common Area Improvements as set forth on EXHIBIT F, and (c) install a new card access system or repair the existing card access system serving the Parking Area and install a new card access system serving the Building. In the event Landlord fails to achieve substantial completion of any item of the Common Area Improvements as set forth in EXHIBIT F within the applicable time period set forth in EXHIBIT F, subject to extension for Excusable Delay not exceeding sixty (60) days, Tenant shall receive one day of free rent for each day of delay (except to the extent of Excusable Delay not exceeding sixty (60) days). In addition, if Landlord fails to achieve substantial completion of all of the Common Area Improvements set forth in EXHIBIT F within the longest time period set forth in EXHIBIT F, subject to extension for Excusable Delay not exceeding sixty (60) days, then Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord at any time prior to the time that Landlord achieves substantial completion of all of the Common Area Improvements, which termination shall be effective one hundred twenty (120) days after the date of such notice. Tenant shall perform all other alterations and improvements desired by Tenant in accordance with the provisions of Section 7.5.

     SECTION 3.2 IMPROVEMENTS TO COMMON AREAS. Landlord shall, at Landlord's cost, make the alterations and improvements to the Common Areas and Common Facilities described in EXHIBIT F (the "COMMON AREA IMPROVEMENTS"). Landlord shall perform the Common Area Improvements in a good and workmanlike manner and in accordance with Legal Requirements, and shall achieve substantial completion of the Common Area Improvements not later than the Commencement Date.

     SECTION 3.3 SIGNS. Tenant may maintain Tenant's existing sign on the exterior of the Building identifying Tenant's business, provided that such sign complies with the provisions of this Section 3.3 and other applicable provisions of this Lease. Except for such sign, Tenant shall not erect any signs which are visible from the exterior of the Building. Tenant's right to an exterior sign shall be subject to compliance with all applicable requirements of the City of Cambridge and all other applicable Legal Requirements. Tenant shall be solely responsible for confirming that Tenant's sign is in compliance with all Legal Requirements. Tenant understands that other tenants of the Building may erect signs on or visible from the exterior of the Building. All costs of obtaining permits and approvals, creating, installing, illuminating, maintaining, repairing and/or replacing Tenant's exterior sign shall be paid by Tenant. Any signs of Tenant located in the interior of the Building (i) shall comply with all applicable Legal Requirements and the sign criteria included in the Rules and Regulations, and (ii) if visible from outside the Premises, shall have been approved of in writing and in advance by Landlord. Subject to the immediately preceding sentence, Tenant shall be permitted to place its corporate name and logo on the entry door to the Premises and within the Premises. Tenant shall maintain its signs, if any, in good repair and condition. Landlord shall, at Landlord's cost, provide a building directory in the lobby of the Building. Tenant shall have the right to be identified in the Building directory. At the end of the Lease Term or earlier termination of this Lease, Tenant shall promptly remove all of Tenant's signage at Landlord's Property and restore all damage related to the installation, existence and/or removal of such signage.

                                   ARTICLE IV
                           BASE RENT; ADDITIONAL RENT

     SECTION 4.1  BASE RENT.

          (a) Tenant shall pay Base Rent in the amounts set forth in Item 8 of the Summary of Basic Terms.

          (b)    (i)     The Base Rent during the Extension Term will be the
greater of (A) the Base Rent in effect at the end of the Initial Term or (B) ninety-five percent (95%) of the Market Rent, as

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determined pursuant to this Section 4.1(b). Within thirty (30) days after Tenant gives to Landlord written notice of exercise of the extension option pursuant to
Section 2.4(b), Landlord and Tenant shall simultaneously exchange proposals setting forth their opinions as to the market rent for the Premises for the Extension Term ("MARKET RENT"). Landlord and Tenant shall negotiate in good faith until the later of: (X) thirty (30) days after the exchange of proposals or (Y) December 31, 2006 (such period being herein called the "NEGOTIATION PERIOD") to attempt to agree upon the Market Rent, and, in the course of such negotiations, each party may from time to time submit modified proposals to the other. If the parties agree upon the Market Rent prior to the determination of the arbitrator pursuant to Section 4.1(b)(ii), whether such agreement is reached during or after the Negotiation Period, the Market Rent shall be so agreed.

                 (ii) If the parties are unable to agree upon the Market Rent for the Extension Term within the Negotiation Period then each party shall, upon selection of an arbitrator pursuant to Section 4.1(b)(iii), simultaneously exchange and submit to the arbitrator for binding arbitration a proposal as to Market Rent for the Extension Term. "Market Rent" shall be determined as of the commencement of the Extension Term at the then current arms-length negotiated rentals being charged to new tenants for comparable space in comparable buildings located in the Cambridge area, taking into account and giving effect to, in determining comparability, without limitation, such considerations as lease term and the age, size, location, condition, and amenities of the Building. The Market Rent may include escalations at various points during the Extension Term. For purposes of such determination, the Premises shall be considered to be vacant and to be rented as a whole for its highest and best use with the degree of finishes and level of leasehold improvements then generally afforded as "building standard" by landlords in the Cambridge area. The arbitrator shall also consider and incorporate into the computation the existing improvements to the Premises. Neither party shall be deemed under any compulsion to rent or lease space. The arbitrator shall not have the right to modify any other provision of the Lease except Base Rent. Within thirty (30) days after both parties have submitted such proposals to the arbitrator, the arbitrator shall select one of the proposals as more closely approximating the Market Rent appropriate for the Extension Term, and, unless the parties have then agreed upon the Market Rent, the proposed Market Rent set forth in such proposal selected by the arbitrator shall be deemed to be the Market Rent for the Extension Term.

                 (iii) If the parties are unable to agree upon the Market Rent within the Negotiation Period, then the parties shall, within fifteen (15) days after the end of the Negotiation Period (such fifteen (15) day period being herein called the "SELECTION PERIOD"), attempt to agree upon an arbitrator to whom to submit the determination of Market Rent for binding arbitration pursuant to Section 4.1(b)(ii). If the parties are unable to agree upon an arbitrator within the Selection Period, then, at the end of the Selection Period, each party shall select an arbitrator and, within fifteen (15) days after the end of the Selection Period, the arbitrators shall agree upon an arbitrator to whom the determination of Market Rent shall be submitted for binding arbitration pursuant to Section 4.1(b)(ii). If such arbitrators are unable to agree promptly upon an arbitrator, an arbitrator shall be selected by the American Arbitration Association. Any arbitrator selected by either party, by the arbitrators selected by the parties or by the American Arbitration Association shall be independent of both parties and shall have at least ten (10) years experience, either as a licensed real estate broker or as an appraiser, as would qualify such arbitrator as an expert with respect to leasing terms in the Cambridge area. Such arbitrator shall make the determination required pursuant to Section 4.1(b)(ii) within thirty (30) days of selection. The parties shall share equally the fees and expenses of the arbitrator to whom the determination of Market Rent is submitted. Landlord and Tenant shall each pay the fee of the arbitrator selected by it.

          (c) Base Rent shall be payable in equal monthly installments of one-twelfth of the annual Base Rent then in effect and shall be paid without offset for any reason except as expressly provided herein, in advance, on the first day of each calendar month from and after the Commencement Date. Base Rent and Additional Rent shall be paid either (i) by an "electronic funds transfer" system arranged by and among Tenant, Tenant's bank and Landlord, or (ii) by check sent to Landlord's office c/o "Robert A. Schlager," or at such other place as Landlord shall from time to time designate in writing. If Tenant is using checks, rent checks shall be made payable to Landlord or to such other entity or trade-style as Landlord may designate from time to time in writing. The parties acknowledge and agree that the obligations owing by Tenant under this Section
4.1 are rent reserved under this Lease, for all

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purposes hereunder, and are rent reserved within the meaning of Section
502(b)(6) of the Bankruptcy Code or any successor provision thereto.

     SECTION 4.2 ADDITIONAL RENT GENERALLY. Tenant shall pay, without offset for any reason, all payments of Additional Rent payable by Tenant to Landlord hereunder. If Tenant fails to pay any Additional Rent, Landlord shall have all the rights and remedies for failure to pay Base Rent. The parties acknowledge and agree that the obligations owing by Tenant under this Section 4.2 are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

     SECTION 4.3 TAXES.

          (a) Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant's Tax Escalation. Tenant's Tax Escalation shall be estimated in good faith by Landlord at the end of each Tax Fiscal Year (based on the most recent tax data available to Landlord), and shall be payable to Landlord in equal estimated monthly installments on the first day of each calendar month during the Lease Term, subject to readjustment when the actual amount of Taxes is determined. After readjustment, any shortage shall be due and payable by Tenant within thirty (30) days of written demand by Landlord and any excess shall, unless an Event of Default has occurred, be credited against future Additional Rent obligations, or refunded within thirty (30) days if the Lease Term has ended and Tenant has no further obligations to Landlord. If the taxing authority provides an estimated tax bill, then monthly installments of Taxes shall be based thereon until the final tax bill is ascertained. Landlord shall furnish to Tenant, upon Tenant's request, but not more than once in any year, both a copy of the most recent tax bill and any estimated tax bill.

          (b) If, after Tenant shall have made any payment under this Section 4.3, Landlord shall receive a refund (the "REFUND") of any portion of the Taxes paid on account of any Tax Fiscal Year in which such payments shall have been made as a result of an abatement of such Taxes, by final determination of legal proceedings, settlement or otherwise, Landlord shall, within thirty (30) days after receiving the Refund, pay to Tenant (unless an Event of Default has occurred) an amount equal to (i) the lesser of (A) Tenant's Tax Escalation payments for such Tax Fiscal Year or (B) Tenant's Share of the Refund, which payment to Tenant shall be appropriately adjusted if Tenant's Tax Escalation covered a shorter period than covered by the Refund, less (ii) Tenant's Share of all reasonable expenses incurred by Landlord in connection with such proceedings (including, but not limited to, reasonable attorneys' fees, court costs and appraisers' fees). Landlord shall have sole control of all such proceedings.

          (c) If the Commencement Date is not on July 1, or the expiration or termination of this Lease is not on June 30, Tenant's obligation in respect of Taxes shall be prorated. If the final tax bill for the Tax Fiscal Year in which such expiration or termination of this Lease occurs shall not have been received by Landlord, then within thirty (30) days after the receipt of the tax bill for such Tax Fiscal Year, Landlord and Tenant shall make appropriate adjustments of estimated payments.

          (d) Without limiting the generality of the foregoing, Tenant shall pay all rent and personal property taxes attributable to its signs or any other personal property including but not limited to its trade fixtures in the Premises.

     SECTION 4.4 INSURANCE COSTS. Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant's Insurance Cost Escalation. Tenant's Insurance Cost Escalation shall be estimated in good faith by Landlord at the end of each calendar year based on the most recent cost data available to Landlord, and shall be payable in equal estimated monthly installments on the first day of each calendar month during the Lease Term, subject to readjustment from time to time as determined by Landlord and also when actual Insurance Costs are determined. After a readjustment, any shortage shall be due and payable by Tenant within thirty (30) days of written demand by Landlord and any excess shall, unless an Event of Default has occurred, be credited against future Additional Rent obligations, or refunded within thirty (30) days if the Lease Term has ended and Tenant has no further obligations to Landlord. Within ninety
(90) days following the end of 2004 and each subsequent calendar year during the Lease Term,

Landlord shall provide Tenant with reasonable supporting documentation for the Insurance Costs for the prior calendar year.

     SECTION 4.5 OPERATING COSTS. Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant's Operating Cost Escalation. Tenant's Operating Cost Escalation shall be estimated in good faith by Landlord at the end of each calendar year based on the most recent cost data available to Landlord, and shall be payable in equal estimated monthly installments on the first day of each calendar month during the Lease Term, subject to readjustment from time to time as determined by Landlord and also when actual Operating Costs are determined. After a readjustment, any shortage shall be due and payable by Tenant within thirty (30) days of written demand by Landlord and any excess shall, unless an Event of Default has occurred, be credited against future Additional Rent obligations, or refunded within thirty (30) days if the Lease Term has ended and Tenant has no further obligations to Landlord. Within ninety
(90) days following the end of 2004 and each subsequent calendar year during the Lease Term, Landlord shall provide Tenant with reasonable supporting documentation for the Operating Costs for the prior calendar year.

     SECTION 4.6 PAYMENT FOR ELECTRICITY. Landlord may, at Landlord's cost, cause the Premises to be separately metered or submetered for electrical use. If Landlord causes the Premises to be separately metered or submetered for electrical use, Tenant shall promptly pay all charges related to its use of electricity to the appropriate public utility. Until such time, if any, that Landlord causes the Premises to be separately metered or submetered for electrical use, Tenant shall pay to Landlord, as Additional Rent, Tenant's Electricity Costs in the amount of $1.25 per square foot ($16,228.75) per year, due and payable in equal consecutive monthly installments of $1,352.40 each in advance on the first day of each month during the Lease Term; provided, however, that if the actual out-of-pocket cost to Landlord of providing electrical service to the Premises, without markup, exceeds $1.25 per square foot per year, Landlord may, upon written notice to Tenant given not more frequently than once in each calendar year, adjust Tenant's Electricity Costs to the amount of such out-of-pocket costs of Landlord, without markup. Tenant shall have thermostatic control over the heating and cooling of the Premises.

     SECTION 4.7 TENANT'S AUDIT RIGHTS. Annually, Landlord shall furnish to Tenant a report setting forth in reasonable detail the Operating Costs, Insurance Costs and Taxes for the immediately preceding calendar year (in the case of Operating Costs and Insurance Costs) or Tax Fiscal Year (in the case of Taxes). Tenant shall have the right to audit Landlord's books and records relating to Operating Costs, Insurance Costs and/or Taxes with respect to the period covered by each such report within twelve (12) months after receipt of such report (such twelve (12) month period being called the "AUDIT PERIOD") by delivering a notice of its intention to perform such audit to Landlord. If, as a result of such audit, Tenant believes that it is entitled to receive a refund of any Additional Rent paid by Tenant in respect of Operating Costs, Insurance Costs and/or Taxes, Tenant shall deliver to Landlord, no later than thirty (30) days after expiration of the Audit Period, a notice demanding such a refund, together with a statement of the grounds for each such demand and the amount of each proposed refund. The cost of any such audit shall be paid by Tenant, except that, if it is established that the Additional Rent in respect of Operating Costs, Insurance Costs and Taxes charged to Tenant for the period in question was overstated by more than three percent (3.0%), the reasonable cost of such audit shall be paid or reimbursed to Tenant by Landlord. An overstatement shall not be deemed to exist due to a Refund. Any audit shall be performed by either
(a) Tenant's regular employees or (b) a reputable certified public accountant reasonably acceptable to Landlord whose compensation is not, directly or indirectly, contingent in whole or in part on the results of the audit. If Landlord determines that a report previously furnished by Landlord was in error, Landlord may furnish a corrective or supplemental report to Tenant within one
(1) year after the original report was furnished, and if such corrective or supplemental report results in increased Additional Rent, the Audit Period for the year covered by such report shall be extended for twelve (12) months after Landlord furnishes the corrective or supplemental report.

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                                    ARTICLE V
                                 USE OF PREMISES

     SECTION 5.1 PERMITTED USE. Tenant shall use and occupy the Premises only for the Permitted Use.

     SECTION 5.2 RESTRICTIONS ON USE. Tenant shall use the Premises in a careful, safe and proper manner, shall not commit or suffer any waste on or about Landlord's Property, and shall not make any use of Landlord's Property which is prohibited by or contrary to any laws, rules, regulations, orders or requirements of public authorities, or which would cause a public or private nuisance. Tenant, at its own expense, shall obtain any and all permits, approvals and licenses necessary for use of the Premises. Tenant shall not overload the floors or other structural parts of the Building; and shall not commit or suffer any act or thing on Landlord's Property which is illegal, offensive, dangerous, or which unreasonably disturbs other tenants. Tenant shall not knowingly do or permit to be done any act or thing on Landlord's Property which will invalidate or be in conflict with any insurance policies, or which will increase the rate of any insurance, covering the Building. If, because of Tenant's failure to comply with the provisions of this Section or due to any use of the Premises or activity of Tenant in or about Landlord's Property, the Insurance Costs are increased, Tenant shall pay Landlord the amount of such increase caused by the failure of Tenant to comply with the provisions of this Section. Tenant shall cause any fire lanes located within Landlord's Property to be kept free of all parking associated with its business or occupancy. Tenant shall conduct its business at all times so as not to annoy or be offensive to other tenants and occupants in the Building. Tenant shall not permit the emission of any objectionable noise or odor from the Premises. Tenant shall not place any file cabinets bookcases, partitions, shelves or other furnishings or equipment in a location which blocks any windows.

     SECTION 5.3 HAZARDOUS MATERIALS. Tenant (i) will not conduct any activity on the Premises that will use or produce any Hazardous Materials, except for such activities that are both (1) part of the ordinary course of Tenant's business activities and (2) conducted in accordance with all Environmental Laws;
(ii) will not use the Premises in any manner for the storage of any Hazardous Materials except for storage of such materials that are both (1) used in the ordinary course of Tenant's business and (2) properly stored in a manner and location satisfying all Environmental Laws; (iii) will not install any underground tanks of any type; and (iv) will not permit any Hazardous Materials to be brought onto the Premises, except in the ordinary course of Tenant's business and in compliance with all Environmental Laws. If any Hazardous Materials are brought or found on the Premises in violation of the above provisions of this Section 5.3, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Lease Term the Premises are found to be so contaminated or subject to such conditions as a result of Tenant's failure to comply with the foregoing provisions, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by a Tenant Party. Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an "MSDS") was issued by the producers or manufacturers thereof, together with copies of the MSDS's for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord's request therefor. Except for Hazardous Materials that existed in or on the Premises as of the Commencement Date, Tenant shall remove all Hazardous Materials from the Premises in compliance with all Environmental Laws before the earlier of the date Tenant vacates the Premises and the date Tenant's right to possess the Premises ends. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord's expense, unless they reveal the presence of Hazardous Materials in violation of the above provisions of this Section 5.3 or that Tenant has not complied with the requirements of this Section 5.3, in which case Tenant shall reimburse Landlord for the reasonable out-of-pocket cost thereof within ten (10) days after Landlord's request therefor.

     SECTION 5.4 ROOFTOP EQUIPMENT. At no additional rent to Tenant, but otherwise at Tenant's cost, Tenant shall have the right to install and maintain Rooftop Equipment, consisting of a satellite dish,

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antenna and related communications equipment, on the roof of the Building for
Tenant's use in connection with Tenant's business (provided, however, that Tenant shall not be permitted to make any penetrations of the roof nor any alterations or installations which, in Landlord's reasonable judgment, could invalidate or otherwise adversely affect any roof warranty), subject to (a) applicable Legal Requirements, (b) the terms and conditions of this Lease (including, but not limited to, Section 5.2 and Article VII), and (c) Landlord's written approval of the size and location of such Rooftop Equipment, together with the plans and specifications therefor. Tenant may not allow any third parties to use any Rooftop Equipment installed by Tenant.

                                   ARTICLE VI
                               LANDLORD'S SERVICES

     SECTION 6.1 LANDLORD'S SERVICES. Landlord shall furnish to the Building the services set forth below in this Section 6.1, subject to the conditions stated in this Lease. The cost of certain of these services are to be (i) paid by Tenant, as provided in this Lease, or (ii) included in Operating Costs, Insurance Costs or Taxes, as applicable.

          (a) BUILDING. Landlord shall maintain and keep in good condition and repair the exterior and structure of the Building and mechanical elements of the Building, including the roof and roof structure, and the utility lines and systems outside the Building (except to the extent those utility lines or systems are the property or responsibility of the applicable utility company).

          (b) SYSTEMS. As of the Commencement Date, all Building systems serving the Premises shall be in good working order. Subject to Tenant's obligations under Section 7.4, Landlord shall operate, maintain and repair all Building systems serving the Premises, including but not limited to the heating, ventilating and air conditioning system, the plumbing system and the electrical system of the Building. Landlord shall provide heating and air conditioning services to the Premises to heat and cool the Premises at temperatures in accordance with ASHRAE standards during Business Hours (such ASHRAE standards being set forth in EXHIBIT H hereto). If Tenant desires heating or air conditioning services at the Premises at any time other than Business Hours, Landlord shall arrange for such "after hours" heating or air conditioning service, upon notice to Landlord before 2:00 p.m. of the day on which Tenant desires such service, and Tenant shall pay for such service as Additional Rent at a flat rate of $50.00 per hour.

          (c) WATER AND SEWER. Cold and hot water at standard Building temperatures will be available for ordinary drinking, cleaning, sanitary and lavatory purposes. If Tenant requires or uses water for any purpose in addition to such ordinary purposes, Landlord may install a water meter at Tenant's expense and thereby measure Tenant's water consumption. Tenant shall pay Landlord, as Additional Rent, on demand the cost of all water consumption so metered, including without limitation any and all sewer rents, taxes or levies assessed by any governmental authority or utility in connection with metered consumption. Such meter and installation equipment shall be maintained in good working order and repair at Tenant's expense. Any water or sewer services charged directly to other tenants of the Building shall not be included in Operating Costs.

          (d) COMMON AREAS. Landlord shall provide heating and air conditioning for the Common Areas inside the Building at temperatures in accordance with ASHRAE standards during Business Hours. Landlord shall clean, provide lighting, repair, maintain and provide janitorial services for the Common Areas including, to the extent reasonable, the Parking Areas, in order to maintain the Common Areas. Notwithstanding the above, any damage to the Common Areas or Common Facilities caused by any Tenant Invitee shall be the sole responsibility of Tenant.

          (e) TRASH REMOVAL. Landlord shall provide or arrange for ordinary and reasonable trash removal services for the Building. In the event that Landlord determines that Tenant's quantity of trash is excessive in comparison to other tenants of the Building, or, in the event that Landlord reasonably determines that Tenant's waste is other than waste generated by typical office use, Landlord may bill Tenant directly as Additional Rent for any such additional cost therefor or require that Tenant be

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responsible for disposing of its own waste. Any waste removal services charged directly to other tenants of the Building shall not be included in Operating Costs.

          (f) JANITORIAL SERVICES. Landlord shall supply janitorial services for the Premises and Common Areas in accordance with EXHIBIT G hereto. Such services may be revised from time to time by Landlord in its sole discretion.

          (g) TAXES. Landlord shall pay all Taxes levied upon or with respect to Landlord's Property.

          (h) INSURANCE. Landlord shall procure and maintain in full force and effect fire, casualty and extended coverage insurance with respect to Landlord's Property covering 100% replacement cost, with vandalism and malicious mischief endorsements and a waiver of subrogation clause or endorsement, liability insurance with respect to the Common Areas, rent loss insurance and such other insurance upon or with respect to Landlord's Property as Landlord determines to be necessary, appropriate and/or desirable or is required by Landlord's lender, all with such limits of coverage as Landlord or Landlord's lender may deem necessary, appropriate and/or desirable.

          (i) BUILDING ACCESS. Landlord shall keep the Building unlocked for access by tenants from 8:00 a.m. to 6:00 p.m. on Business Days; provided, however, in Landlord's good faith discretion based on security concerns, Landlord may lock the Building during such hours so long as Landlord provides reasonable alternative method of access (such as a buzzer or intercom system) to the Building for Tenant and Tenant Invitees.

     SECTION 6.2 EXTRAORDINARY USE. Tenant acknowledges that the services to be supplied by Landlord will be sufficient only for general office purposes. Any additional capacity or structural support, as determined by Landlord, needed for equipment which is not typical for general office use or for uses beyond ordinary office uses, shall be subject to Landlord's prior written approval, which approval shall be in Landlord's reasonable discretion, and all such equipment shall be installed and maintained at Tenant's sole expense.

     SECTION 6.3 INTERRUPTION; DELAY. Landlord shall have no responsibility or liability for failure or interruption of any such repairs or services referred to in this Article VI, or for any interruption in utility services, caused by breakage, accident, strikes, repairs, inability after exercise of reasonable diligence to obtain supplies or otherwise furnish services, or for any cause or causes beyond the reasonable control of Landlord (but Landlord, in respect of those matters for which Landlord is responsible, will use reasonable efforts to restore such services or make such repairs as soon as possible), nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish such service or make such repair shall not be construed as an eviction of Tenant, nor render Landlord liable in damages, nor entitle Tenant to an abatement of Base Rent or Additional Rent, nor release Tenant from the obligation to fulfill any of its covenants under this Lease, except as provided in Articles X and XI with respect to eminent domain and damage by fire or other casualty. However, notwithstanding the above provisions of this Section to the contrary, (a) in the event that the Premises, or any portion thereof, are rendered untenantable by reason of a failure of essential services caused by Landlord Fault (as defined below) for a period of more than five (5) consecutive Business Days after Landlord receives written notice from Tenant of such condition, then Tenant's obligations to pay Base Rent and Additional Rent shall be equitably abated during the period of such untenantability, (b) in the event that the Premises, or any portion thereof, are rendered untenantable by reason of a failure of essential services not caused by Landlord Fault for a period of more than ten (10) Business Days after Landlord receives written notice from Tenant of such condition, then, unless such failure of essential services was caused by or through Tenant or is the responsibility of Tenant under this Lease, Tenant's obligations to pay Base Rent and Additional Rent shall be equitably abated during the period of such untenantability, and
(c) in the event that the Premises, or any material portion thereof such that Tenant cannot reasonably use the remainder of the Premises for the intended purposes, are rendered untenantable by reason of a failure of essential services, whether or not caused by Landlord Fault, for a period of more than ninety (90) days after Landlord receives written notice from Tenant of such condition, then, unless such failure of essential services was caused by or through Tenant or is the responsibility of Tenant under this Lease, Tenant may, by written notice given to Landlord prior to the restoration of essential services, terminate this Lease. As used herein, "Landlord Fault" means (i) the negligence or willful misconduct of Landlord or of Landlord's agents, employees or contractors, or (ii) the breach by Landlord of any of Landlord's express obligations under this Lease.

     SECTION 6.4 ADDITIONAL SERVICES. Should Tenant request any additional services, or services beyond the noted hours for such services, Tenant agrees to pay to Landlord as Additional Rent therefor Landlord's actual costs for providing such service, plus an additional fifteen (15%) percent of such costs as an administrative fee, within thirty (30) days of Landlord's billing Tenant therefor.

     SECTION 6.5 LANDLORD INDEMNITY. Subject to Section 13.5, Landlord will exonerate, indemnify, defend, save and hold harmless Tenant from and against all claims, proceedings, defenses thereof, liabilities, costs, and expenses of any kind and nature, including reasonable legal fees, arising from any injury to third persons or damage to property of third persons to the extent caused by the negligence or misconduct of Landlord or Landlord's agents, employees or contractors. This exoneration, indemnification and hold harmless agreement shall survive the termination of this Lease.

                                   ARTICLE VII
                          CERTAIN OBLIGATIONS OF TENANT

     SECTION 7.1 RENT. Tenant will promptly pay the Base Rent and Additional Rent, including without limitation any and all fees, charges, expenses, fines, assessments or other sums payable by Tenant to Landlord (or to the applicable provider of utilities) at the time and in the manner provided for in this Lease, all of which shall be deemed to be obligations to pay Base Rent or Additional Rent.

     SECTION 7.2 UTILITIES. In addition to electricity which is the subject of
Section 4.6 and water and sewer which is the subject of Section 6.1(c), Landlord reserves the right to cause any or all of Tenant's other utilities to be separately metered or submetered at Landlord's expense. In the event that Tenant is billed directly by a utility provider, then Tenant shall pay such bills directly to such utility provider prior to their due dates. In the event Tenant's utility usage is separately metered or sub-metered by Landlord, Tenant shall pay the billed charges therefor to Landlord as Additional Rent within thirty (30) days of Landlord's billing therefor. In the event Tenant's utility usage is not separately metered, then, except for Tenant's Electricity Costs, Tenant shall pay for such usage as a part of the Operating Costs. Tenant agrees that its use of electric current shall not exceed the capacity of existing feeders, risers and wiring installations in the Building. Without limiting the foregoing, Tenant shall not connect to the electrical distribution system anything other than normal office equipment. Tenant shall not make or perform any alterations to electrical wiring, installations, lighting fixtures or other electrical facilities in any manner without the prior written consent of Landlord, which consent shall be in Landlord's sole discretion. Any risers or wiring to meet Tenant's excess electrical requirements, if requested by Tenant and approved by Landlord, will be installed by Landlord at Tenant's expense.

     SECTION 7.3 NO WASTE. Tenant shall not overload, damage or deface the Premises nor shall it suffer or permit the same to be done, nor shall it commit any waste.

     SECTION 7.4 MAINTENANCE; REPAIRS; AND YIELD-UP.

          (a) Tenant agrees that, during the Lease Term and any holdover, it will keep the Premises neat and clean and maintain the same in good repair, condition and appearance; Tenant's obligation to so maintain and repair the Premises shall apply to all of the Premises, including, without limitation, all doors, interior glass, fixtures, interior walls, floors, ceilings, and any other systems exclusively serving the Premises. There is excepted from Tenant's obligations under this Section 7.4 only (a) damage to such portions of the Premises not the responsibility of Tenant under this Lease and originally constructed by Landlord, (b) repairs and work which are otherwise the specific responsibility of Landlord hereunder and (c) reasonable wear and tear. At the end of the Lease Term or sooner termination of this Lease, Tenant shall peaceably surrender and deliver up the Premises to Landlord, broom clean, with all

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utilities safely capped, and in good repair and condition, and removing all signs and lettering and all personal property, goods and effects belonging to Tenant or anyone claiming through or under Tenant. Tenant shall cause all maintenance and repair work to conform to Legal Requirements. Tenant shall keep the Premises clear of all filth, trash and refuse. If Tenant fails to perform Tenant's obligations under the above provisions of this Section, then Landlord will have the right (but not the obligation), without waiving any default by Tenant, to cause such obligations to be performed upon not less than ten (10) days prior written notice to Tenant (or a shorter period of prior written notice, or a contemporaneous written notice, if appropriate in Landlord's judgment in light of the nature of Tenant's obligations to be performed), and if Landlord causes any of such obligations to be performed, the costs and expenses reasonably incurred by Landlord in connection therewith shall be due and payable by Tenant to Landlord as Additional Rent upon demand.

          (b) Tenant agrees that during the Lease Term and any holdover, it will keep any and all Rooftop Equipment neat and clean and that it will maintain any and all Rooftop Equipment in good repair and condition. At the end of the Lease Term or sooner termination of this Lease, Tenant shall, at Tenant's sole cost and expense, remove the Rooftop Equipment, repair any and all damage to the roof and other parts of the Building resulting from such removal and restore the roof and other parts of the Building to the same condition as existed prior to the installation of such Rooftop Equipment.

     SECTION 7.5 ALTERATIONS BY TENANT. Tenant will not make any change in, or addition to, the Premises without first obtaining, on each occasion, Landlord's consent in writing as provided below (which consent shall not be unreasonably withheld, delayed or conditioned), and then only at Tenant's expense, and in a lawful manner and upon such terms and conditions as Landlord, by such writing, shall reasonably approve, which shall include, without limitation, (a) maintenance of insurance in form and substance reasonably satisfactory to Landlord, and (b) compliance with Sections 7.9 and 7.11; provided, however, that Tenant may, upon prior written notice to, but without the requirement of consent of, Landlord, make the following alterations or additions: (i) alterations or additions which (1) are non-structural, (2) do not penetrate or otherwise affect the roof of the Building, (3) do not affect Building systems, and (4) are not reasonably anticipated to cost more than $25,000, either singly or in the aggregate, in any calendar year; and (ii) alterations which are purely cosmetic in nature, such as paint, wallcovering, carpeting and the like, regardless of cost. Any alteration or addition shall be consistent in appearance with the rest of the Building and Landlord's Property and shall be made only after duly obtaining (and providing to Landlord copies of) all required permits and licenses from all governmental authorities. With respect to alterations or additions requiring Landlord's approval, Tenant will deliver to Landlord in writing a schedule setting forth the details and location of all such proposed alterations or additions and detailed plans and specifications. The contractor(s) performing work requiring Landlord's approval shall be subject to Landlord's approval, which will not be unreasonably withheld, delayed or conditioned. If required by Landlord's lender, Tenant shall provide a statutory lien bond with respect to such work. All repairs, installations, alterations, additions or other improvements made by Tenant shall be made in a good and workmanlike manner, between such hours as reasonably approved in writing by Landlord, and in such a way that utilities will not be interrupted and other tenants and occupants of the Building will not suffer unreasonable inconvenience or interference as determined by Landlord. Tenant Invitees shall be given such reasonable access to other portions of the Building and the mechanical systems as may be necessary or appropriate to perform such work. Both during and after the performance of any such work, Landlord shall have free access to any and all mechanical installations in the Premises, including, but not limited to, air conditioning, fans, ventilating systems, machine rooms and electrical closets; and Tenant agrees not to construct or permit the installation of partitions and/or other obstructions in the Premises which might interfere with Landlord's free access to the Premises or Building, or impede the free flow of air to and from air vents and other portions of the heating, ventilating and air conditioning systems in the Building. Unless Landlord has agreed otherwise in writing prior to installation, all installations, alterations, additions or improvements in or to the Premises (except Tenant's Rooftop Equipment and other equipment, trade fixtures and personal property) shall be the property of Landlord and shall remain upon, and be surrendered with, the Premises at the end of the Lease Term or sooner termination of this Lease.

     SECTION 7.6 TRADE FIXTURES AND EQUIPMENT. Any trade fixtures, equipment or personal property installed in, or attached to, the Premises by, and at the expense of, Tenant, and any Rooftop Equipment, shall remain the property of Tenant. Tenant shall have the right, at any time and from time to time during the Lease Term, to remove any and all of its trade fixtures, equipment and personal property which it may have installed in, or attached to, the Premises, and any Rooftop Equipment, during the Lease Term. In addition, at the end of the Lease Term or sooner termination of this Lease, Tenant shall remove all of Tenant's trade fixtures, equipment and personal property. At any time that Tenant removes any of its trade fixtures, equipment (including Rooftop Equipment) or personal property, Tenant shall promptly repair Landlord's Property as a result of any damage to, or destruction of, Landlord's Property caused by such removal.

     SECTION 7.7 COMPLIANCE WITH LAWS. Tenant, in its use of the Premises and at its sole expense, shall comply with all laws, orders and regulations of Federal, State, County and Town authorities, and with any direction of any public officer or officers, pursuant to law, including, without limitation, all Legal Requirements related to the use, storage, discharge, release, removal or existence of Hazardous Materials. Tenant agrees that the Premises shall be kept in a sanitary and safe condition in accordance with all applicable Federal and State laws and the by-laws, rules, regulations and ordinances of the City of Cambridge, and in accordance with all directions, rules and regulations of the Health Officer, Fire Marshall, Building Inspector and other proper officers of the governmental agencies having jurisdiction thereover. Notwithstanding anything to the contrary herein contained, Tenant shall have no obligation to make any alteration to the Premises required as the result of Legal Requirements unless the same is required as the result of Tenant's particular (i.e. other than general business office) use of the Premises.

     SECTION 7.8 CONTENTS AT TENANT'S RISK. All inventory, equipment, goods, merchandise, furniture, fixtures and property of every kind which may be on or about the Premises, and all Rooftop Equipment, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the use or abuse of water or by the leaking or bursting of water pipes, or by rising water, or by roof or other structural leak, or by loss of electrical service, or in any other way or manner, no part of such loss or damage shall be charged to or borne by Landlord in any case whatsoever, except that to the extent required by applicable Massachusetts law, the foregoing shall not exculpate Landlord from its own negligent acts or omissions. Tenant agrees to maintain full and adequate insurance coverage on all of its property at the Premises and in the remainder of the Building, including physical damage, theft and business interruption insurance, or Tenant shall be a self-insurer thereof, in which case Tenant shall so advise Landlord in writing and shall be fully responsible for all such damage, and shall indemnify and save harmless Landlord from any loss, cost, expense, damage or liability resulting from Tenant's failure to have such insurance as required in this Lease. Such insurance on Tenant's property shall contain a waiver of subrogation clause in favor of Landlord, or shall name Landlord as an additional insured for the sole purpose of preventing a subrogation claim against Landlord. If Tenant is a self-insurer, in whole or in part, Landlord shall be entitled to the same benefits it would have enjoyed had insurance covering the loss in full with a waiver of subrogation clause been in effect, or as if Landlord has been named on insurance covering the loss in full as an additional insured for the purpose of preventing a subrogation claim.

     SECTION 7.9 EXONERATION; INDEMNIFICATION AND INSURANCE. Tenant will exonerate, indemnify, defend, save and hold harmless Landlord (and any and all Persons claiming by, through or under Landlord) from and against all claims, proceedings, defenses thereof, liabilities, costs, and expenses of any kind and nature, including legal fees, arising from: (i) any breach of this Lease by Tenant or any Tenant Invitee or other Person claiming by, through or under Tenant; and/or (ii) any act, omission or negligence of any Tenant Invitee, or arising from any accident, injury or damage occurring in, on or about Landlord's Property, which such accident, damage or injury results or is claimed to have resulted from the negligence or misconduct on the part of any Tenant Invitee. This exoneration, indemnification and hold harmless agreement shall survive the termination of this Lease.

     From and after any pre-term occupancy by Tenant, if any allowed by Landlord, and thereafter during the Lease Term and any period of holding over, Tenant shall maintain in full force and effect a policy of commercial general liability insurance under which Landlord (and its designees) and Landlord's mortgagee(s) are named as additional insureds. Each such policy shall be non-cancelable with respect to Landlord without thirty (30) days prior written notice to Landlord, and Tenant shall deliver to Landlord prior to any pre-term occupancy, prior to the Commencement Date and thereafter at least thirty (30) days prior to the expiration of any then effective coverage a satisfactory written certificate of insurance coverages or the renewal or replacement of such coverages. The minimum limits of liability of such insurance shall be One Million Dollars ($1,000,000.00) combined single limits for bodily injury and property damage, each occurrence, and Three Million Dollars ($3,000,000.00) limits for personal injury, together with an overall umbrella coverage of an additional Two Million Dollars ($2,000,000.00). Tenant shall not permit any contractor to do any work at or furnish any materials to be incorporated into the Premises without first delivering to Landlord satisfactory evidence of the Contractor's commercial general liability insurance, worker's compensation insurance, automobile insurance and, if required by Landlord's lender, statutory lien bonds, each reasonably acceptable to Landlord and complying with any insurance specifications provided by Landlord. All insurance requirements imposed upon Tenant or its contractors under this Lease shall be subject to the further requirement that the forms of coverage and the insurers providing the insurance be licensed in the Commonwealth of Massachusetts, be in sound financial condition, carry an A- or better Best's rating, and be reasonably acceptable to Landlord. Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those Persons claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of Persons occupying or using adjoining premises or any part of Landlord's Property, or otherwise, or for any loss or damage resulting to Tenant or those Persons claiming by, through or under Tenant, or its or their property, except that the foregoing shall not exculpate Landlord from acts of its own negligence.

     SECTION 7.10 LANDLORD'S ACCESS. Landlord and its representatives shall have the right without charge to it and without reduction in Base Rent or Additional Rent, at reasonable times, upon reasonable notice and in such manner as shall not unreasonably interfere with Tenant's business, to enter the Premises for any reasonable purpose (including, without limitation, showing the Premises to prospective purchasers, lenders and, during the last twelve (12) months of the Lease Term, tenants) and to make entry for the purpose of investigating repair or maintenance problems and to make such repairs or changes as Landlord deems advisable, and to maintain, use, repair, replace, relocate or introduce pipes, ducts, wires, meters and any other Landlord's fixtures serving or to serve the Premises or other parts of Landlord's Property (which shall be installed above ceilings, behind walls, along existing columns, or in other areas which do not interfere with Tenant's business), or to maintain or repair any portion of Landlord's Property, and, in case of an emergency, whether resulting from circumstances in the Premises or elsewhere on Landlord's Property, Landlord or its representatives may enter the Premises at any time to take such measures as may be needed to cope with such emergency. Such access shall include, but not be limited to, the right to open floors, walls, ceilings, and building systems for the foregoing purposes, provided that Landlord takes reasonable steps to minimize interference with Tenant's business, to the extent practical.

     SECTION 7.11 NO LIENS. Tenant shall not permit any mechanics', laborers' or materialmen's liens to stand against Landlord's Property or Tenant's interests in the Premises, this Lease, or the estate created hereby for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed in or on the Premises by or at the direction or sufferance of Tenant, and if any such lien shall attach, Tenant shall discharge the same within thirty
(30) days. Landlord may condition the right of Tenant to do any work which could result in a lien upon Landlord's Property or Tenant's interests in the Premises, this Lease, or the estate created hereby on the delivery and recording of statutory lien bonds (if required by Landlord's lender) or indemnities satisfactory to Landlord.

     SECTION 7.12 COMPLIANCE WITH RULES AND REGULATIONS. Tenant covenants that all Tenant Invitees will comply with the Rules and Regulations and all other reasonable rules and regulations as Landlord may from time to time hereafter promulgate in writing to regulate the conduct generally of all the tenants of the Building. Landlord, however, shall have the reasonable right to change the Rules and Regulations in writing and to waive any one or more of them in the case of any one or more tenants. Landlord shall enforce the Rules and Regulations in a non-discriminatory manner.

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                                  ARTICLE VIII
                            SUBLETTING AND ASSIGNMENT

     SECTION 8.1 SUBLETTING AND ASSIGNMENT.

          (a) Except as hereinafter set forth, Tenant shall not assign, mortgage, pledge or encumber this Lease nor sublet all or any part of the Premises, nor permit or allow the use of all or any part of the Premises by third party users, such as concessionaires, without, on each occasion, obtaining Landlord's written consent thereto, which consent may be granted, conditionally granted or withheld at Landlord's sole discretion for any reason or for no reason. As used herein, the term "assign" or "assignment" shall be deemed to include, without limitation: (i) any transfer of Tenant's interest in this Lease by operation of law or the merger or consolidation of Tenant with or into any other firm or corporation; or (ii) the transfer or sale of a controlling interest in Tenant (whether in a single transaction or a series of transactions) and whether by sale of its capital stock or otherwise.

          (b)    (i)     Notwithstanding anything to the contrary in Section
8.1(a), Landlord will not unreasonably withhold, condition or delay its consent to any assignment of this Lease or any sublease of all or any part of the Premises, so long as (A) the assignment or sublease will not violate the terms of (1) any lease affecting Landlord's Property or (2) any agreement, instrument, law, rule, regulation or requirement which is binding upon Landlord and/or Landlord's Property; (B) the assignee or subtenant and its proposed use is of a character consistent with Landlord's Property; (C) Tenant pays to Landlord all of Landlord's reasonable expenses arising out of such assignment or sublease, including, without limitation, attorneys' fees in an amount not exceeding $1,000; (D) there does not then exist an Event of Default; (E) each of Landlord's mortgagees has consented in writing to such assignment or sublease if such mortgagee's consent is required pursuant to the terms of the applicable financing documents; (F) if a sublease, there are not more than two subtenants in the portion of the Premises on the third floor of the Building nor more than one subtenant in the portion of the Premises on the first floor of the Building, including the proposed subtenant under the proposed sublease; and (G) if a sublease, the proposed sublease prohibits any assignment of the sublease or any sub-sublease of any portion of the Premises without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed. In any event, Landlord will respond to a written request for consent to a proposed assignment or sublease within ten (10) days after receipt of the request with appropriate supporting information.

                 (ii)    Notwithstanding anything to the contrary in
Section 8.1(a), Landlord will consent to an assignment of this Lease or sublease of the Premises to (A) any entity controlling, controlled by, or under common control with, Tenant, (B) any corporation resulting from a merger or consolidation with Tenant, or (C) an entity acquiring all or substantially all of Tenant's assets, so long as, in each instance under any of clauses (A) through (C) above: (1) there is no change in the use of the Premises; (2) Tenant is the surviving corporation in any merger or consolidation, or, if Tenant is not the surviving corporation, the surviving corporation assumes all of the obligations of Tenant under this Lease by executing an assignment and assumption agreement in the case of an assignment with respect to this Lease in form and substance reasonably satisfactory to Landlord; (3) Tenant pays to Landlord all of Landlord's reasonable expenses arising out of such assignment, including, without limitation, attorneys' fees in an amount not exceeding $1,000; (4) there does not then exist an Event of Default; and (5) each of Landlord's mortgagees has consented to such assignment if such mortgagee's consent is required pursuant to the terms of the applicable financing documents.

          (c) In the event of any permitted assignment of this Lease or sublease of all or any part of the Premises by Tenant, Tenant shall be jointly and severally liable with the new tenant for the payment of any and all Base Rent and Additional Rent which may become due by the terms of this Lease and for the performance of all covenants, agreements and conditions on the part of Tenant to be performed hereunder. Tenant shall also pay to Landlord fifty percent (50%) of any rent received as a result of the assignment or sublease which exceeds the Base Rent and Additional Rent payable hereunder on a per square foot basis, after taking into account the costs of the assignment or sublease, including but not limited to attorneys' fees, brokerage fees, advertising costs and costs of repairs and improvements to the Premises, amortized on a straight-line basis over the remaining term of this Lease.

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No such assignment or sublease shall be valid or effective unless and until (i)
the new tenant and Tenant execute and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, pursuant to which INTER ALIA, such new tenant (A) assumes all of the obligations of Tenant under this Lease from and after the date of such agreement, (B) if a sublease, agrees to execute and deliver such estoppel certificates and subordination agreements in the same forms as Landlord may require of Tenant under this Lease, (C) if a sublease, acknowledges that Landlord has no obligations to the subtenant under this Lease, the sublease or otherwise and (D) agrees to maintain the same insurance coverages as the insurance coverages which Tenant is required to maintain under this Lease and to provide evidence thereof to Landlord in accordance with the terms of this Lease; and (ii) the new tenant delivers to Landlord evidence of the insurance coverages required to be maintained by such new tenant under the agreement referenced in clause (i) above. No modification of the terms of this Lease or any course of dealing between Landlord and any assignee or sublessee of Tenant's interest herein shall operate to release or impair Tenant's obligations hereunder.

          (d)    Notwithstanding anything to the contrary contained in this
Article VIII or other provisions of this Lease, in the event that Tenant seeks Landlord's consent to an assignment of this Lease or a sublease of all or any portion of the Premises (other than as described in Section 8.1(b)(ii)), Landlord, at its option, may terminate this Lease (or if the request is for a sublease of less than all of the Premises other than as described in Section 8.1(b)(ii), at Landlord's option, Landlord may terminate this Lease as to the portion requested to be sublet and Landlord and Tenant shall execute an amendment to this Lease to modify the Premises and to adjust Base Rent and Tenant's Share based upon the approximate remaining leasable square footage to the Leasable Square Footage of the Building). In such an event, Landlord may enter into a new lease with the proposed assignee or sublessee or any other party on any terms and provisions acceptable to Landlord in Landlord's sole discretion for the Premises or the portion of the Premises released from this Lease.

                                   ARTICLE IX
         RIGHTS OF MORTGAGEES AND GROUND LESSORS; ESTOPPEL CERTIFICATES

     SECTION 9.1 SUBORDINATION TO MORTGAGES AND GROUND LEASES. Tenant agrees that this Lease is and shall be and remain subordinate to the lien of any present or future mortgage or mortgages, or ground lease, upon Landlord's Property, irrespective of the time of execution or time of recording of any such mortgage or mortgages, or ground lease, and to all renewals, extensions, and modifications therefor or amendments thereto; provided, however, that as a condition to such subordination to any present or future mortgage or ground lease, the mortgagee or ground lessor must agree not to disturb Tenant's possession of the Premises pursuant to the terms of this Lease so long as no Event of Default exists. Tenant agrees that it will, upon ten (10) Business Days' advance written request from Landlord or any holder of a mortgage on all or a portion of Landlord's Property or the ground lessor thereof, execute, acknowledge, and deliver any and all instruments reasonably deemed necessary or desirable by Landlord, or such holder to give effect to, or notice of, such subordination, provided that such subordination includes a non-disturbance agreement for the benefit of Tenant on commercially reasonable terms and conditions specified by the mortgagee or ground lessor. Upon ten (10) Business Days' written request from Landlord, any holder of a mortgage or ground lease on Landlord's Property or any successor in interest to Landlord, whether by purchase, foreclosure, deed in lieu of foreclosure or otherwise, Tenant shall enter into an attornment agreement, in the form requested by such party, with such party.

     SECTION 9.2 LEASE SUPERIOR AT MORTGAGEE'S OR GROUND LESSOR'S ELECTION. At the request in writing of any mortgagee, or ground lessor, of Landlord's Property, this Lease shall be deemed superior to such mortgage, or ground lease, whether this Lease was executed before or after such mortgage, or ground lease, and Tenant shall execute such documents to effect the foregoing in recordable form as such mortgagee, or ground lessor, shall reasonably request.

     SECTION 9.3 NOTICE TO MORTGAGEE AND GROUND LESSOR. Upon receipt of a written request from Landlord or any holder of a mortgage, on all or any part of Landlord's Property, or the ground lessor thereof, Tenant will thereafter send any such holder copies of all notices (including, but not limited to, notices of default or termination) given by Tenant to Landlord in accordance with any provision of this

                                       20
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Lease. In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein or any breach by Landlord of any representation or warranty of Landlord herein, any such holder entitled to receive copies of notices under the immediately preceding sentence may at its election cure such failure or breach for and on behalf of Landlord within fifteen (15) Business Days after the time provided herein for Landlord to cure the same or such longer period as may be reasonably necessary to cure the default. In the event of any inconsistency between this Section 9.3 and any similar provision in a Subordination, Non-Disturbance and Attornment Agreement entered into by Tenant and any mortgagee or ground lessor, the provisions of the Subordination, Non-Disturbance and Attornment Agreement shall be controlling.

     SECTION 9.4 LIMITATIONS ON OBLIGATIONS OF MORTGAGEES, GROUND LESSORS AND SUCCESSORS. Tenant agrees that the holder of a mortgage or ground lease or any successor-in-interest to any of them or to Landlord shall not be: (a) bound by any payment of an installment of Base Rent or Additional Rent which may have been made more than 30 days before the due date of such installment; (b) bound by any amendment or modification to this Lease made without the consent of the holder of a mortgage or ground lease or such successor in interest; (c) liable for any previous act or omission of Landlord (or its predecessors in interest);
(d) responsible for any monies owing by Landlord to the credit of Tenant or subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or any of its predecessors in interest);
(e) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (f) obligated to make any payment to Tenant other than any security deposit actually delivered to holder of a mortgage or ground lease or such successor in interest. Further, Tenant agrees that it will not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to the holder of such mortgage or ground lease (at such holder's last address furnished to Tenant) and following the giving of such notice such holder shall have the right, but shall not be obligated, to remedy such act or omission within fifteen
(15) Business Days after the time period provided for in this Lease for Landlord to cure the same or such longer period as may be reasonably necessary to cure the same. In the event of any inconsistency between this Section 9.4 and any similar provision in a Subordination, Non-Disturbance and Attornment Agreement entered into by Tenant and any mortgagee or ground lessor, the provisions of the Subordination, Non-Disturbance and Attornment Agreement shall be controlling.

     SECTION 9.5 ESTOPPEL CERTIFICATES. Each party ("Responding Party") agrees, at any time and from time to time, within ten (10) Business Days after written request by the other party ("Requesting Party") or any holder of a mortgage on all or a portion of Landlord's Property or the ground lessor thereof, to execute, acknowledge and deliver to the Requesting Party a statement in writing certifying that (except as may be otherwise specified by the Responding Party):
(i) this Lease is presently in full force and effect and unmodified; (ii) Tenant has accepted possession of the Premises; (iii) any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; (iv) no rent under this Lease has been paid more than 30 days in advance of its due date; (v) the addresses for notices to be sent to the Responding Party is as set forth in this Lease or as specified in such certificate; (vi) to the best of the knowledge of the Responding Party, Tenant as of the date of executing the certificate has no charge, lien or claim of offset under this Lease, or otherwise, against rents or other charges due or to become due hereunder; (vii) to the best of the knowledge of the Responding Party, the Responding Party is not in default under this Lease; (viii) to the best of the knowledge of the Responding Party, the Requesting Party is not in default under this Lease, and (ix) such other factual information as the Requesting Party may reasonably request about this Lease or Tenant's occupancy.

                                    ARTICLE X
                                    CASUALTY

     SECTION 10.1 DAMAGE FROM CASUALTY.

          (a) If any portion of the Premises or the Building affecting Tenant's use of the Premises is damaged by fire or other casualty, Tenant shall give Landlord written notice of such casualty promptly after Tenant becomes aware of such casualty. Within sixty (60) days after Tenant gives Landlord written notice of such casualty, Landlord shall reasonably estimate, and give Tenant written

                                       21
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notice of, the period commencing with the date of the casualty (the "RESTORATION
PERIOD") that Landlord anticipates will be reasonably required to perform the restoration work which is the responsibility of Landlord as provided below. If Landlord reasonably estimates that the Restoration Period will be longer than two hundred seventy (270) days, then either Landlord or Tenant may terminate this Lease by giving to the other written notice of termination within ten (10) days after Landlord gives Tenant written notice of such estimate. Such notice of termination shall be effective on the date thereof, and if Tenant is then occupying the Premises, Tenant shall thereafter have a reasonable period of time in which to vacate the Premises. If (i) Landlord reasonably estimates that the Restoration Period will be two hundred seventy (270) days or shorter, or (ii) Landlord reasonably estimates that the Restoration Period will be longer than two hundred seventy (270) days but neither Landlord nor Tenant exercises its right to terminate this Lease as set forth above, then this Lease shall not terminate; and in such event, Landlord shall, unless Landlord exercises its termination right pursuant to Section 10.3, with reasonable dispatch, repair or rebuild so much of the Premises as were originally constructed by Landlord to substantially their condition immediately prior to the casualty, including the work to be performed by Landlord under this Lease (subject, however, to Legal Requirements then in existence), and Tenant shall concurrently (to the extent practical and consistent with good construction practices) (i) repair and restore so much of the Premises as were constructed by Tenant and (ii) repair and restore its fixtures and personal property.

          (b) If, pursuant to Section 10.1(a), Landlord is required to restore the Premises and Landlord fails to substantially complete such restoration by the end of the Restoration Period (subject to extension for not more than sixty (60) days for Excusable Delay and for delays described in
Section 10.1(c)), then Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord. If Landlord fails to substantially complete such restoration work within such thirty (30) day period, then this Lease shall terminate as of such thirtieth (30th) day.

          (c) Landlord shall not be responsible for any delay in commencement of restoration which may result from delays in adjustment or collection of insurance proceeds. Notwithstanding any other provisions of this Section 10.1 to the contrary, Landlord shall not be obligated to commence repair or restoration work prior to receipt of sufficient insurance proceeds, nor shall Landlord be required to expend sums in excess of "net recovered insurance proceeds". The term "NET RECOVERED INSURANCE PROCEEDS" shall mean the amount of any insurance proceeds actually recovered by Landlord, less the cost of obtaining the same (including attorneys' fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee or ground lessor.

     SECTION 10.2 ABATEMENT OF RENT. In the event that the provisions of Section
10.1 shall become applicable, the Base Rent, Tenant's Tax Escalation and Tenant's Operating Cost Escalation shall be abated or reduced proportionately during any period in which, by reason of any such damage or destruction, Tenant, in Tenant's reasonable judgment, is unable to operate its business in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue (but may be adjusted from time to time based on the extent of the interference with Tenant's operations) for the period commencing with such destruction or damage and ending with the substantial completion by Landlord of such work, repair and/or reconstruction as Landlord may do and the delivery to Tenant of a certificate of occupancy for the Premises.

     SECTION 10.3 LANDLORD'S RIGHT TO TERMINATE. Notwithstanding the foregoing, Landlord may terminate this Lease following: (a) damage or destruction to the Premises to the extent of thirty (30%) or more of the cost of replacement thereof; or (b) the refusal of the applicable insurance carrier to pay funds sufficient for the cost to repair or replace or the refusal of any applicable mortgagee or ground lessor to release the insurance proceeds for such purposes. Landlord may exercise the right to so terminate this Lease by written notice to Tenant given within sixty (60) days after the date of the damage or sixty (60) days after the date Landlord receives written notice of such damage, whichever is later. Such notice of termination shall be effective on the date thereof; provided, however, that if the Premises are tenantable, this Lease shall remain in effect until the earlier of (i) one hundred twenty (120) days after Landlord gives the notice of termination or (ii) the date on which Tenant vacates and surrenders the Premises.

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                                   ARTICLE XI
                                 EMINENT DOMAIN

     SECTION 11.1 EMINENT DOMAIN; RIGHT TO TERMINATE AND ABATEMENT IN RENT. If the Premises or any part thereof, or the whole or any substantial part of Landlord's Property, shall be taken, or if a conveyance shall be made in anticipation thereof, for any street or other public use, by action of the municipal, state, federal or other authorities, or shall receive any substantial direct or consequential damage for which Landlord or Tenant shall be entitled to compensation by reason of anything lawfully done in pursuance of any public authority, after the execution hereof and before the expiration of the Lease Term, then this Lease and the Lease Term shall terminate at the election of Landlord (given by written notice to Tenant within 180 days of the taking or within 180 days of notice of the taking to Landlord), and such election may be made in case of any such taking notwithstanding the entire interest of Landlord may have been divested by such taking; and if Landlord does not so elect, then in case of any such taking or destruction of, or damage to, the Premises, rendering the same or any part thereof unfit for use and occupation, a just proportion of the Base Rent and Additional Rent hereinbefore reserved according to the nature and extent of the injury sustained by the Premises as determined by Landlord, shall be suspended or abated until the Premises or, in case of such taking, what may remain thereof, shall have been put in proper condition for use and occupation. In addition, if all or portions of the Parking Areas shall be so taken such that the number of parking spaces on Landlord's Property available for Tenant's use is reduced below thirteen (13) parking spaces (assuming the square footage of the Premises has not been reduced) and if Landlord is not able to provide a reasonably sufficient number of replacement parking spaces within reasonable proximity to the Building, then Tenant shall have the right to terminate this Lease by written notice given to Landlord within sixty (60) days after the taking. To the extent that the Premises, upon having been put in proper condition for use and occupation are smaller, the Base Rent hereinbefore reserved shall be reduced for the balance of the Lease Term in the same proportion which the reduction in space bears to the original Leasable Square Footage of the Premises. In the event of a taking of any portion of the Building, the Tenant's Share shall be recomputed.

     SECTION 11.2 RESTORATION. If this Lease is not terminated as provided in
Section 11.1, Landlord shall apply so much of the available proceeds of the eminent domain award as are required to restore Landlord's Property and the Premises to a condition, to the extent practical, substantially the same as that immediately preceding the taking, but subject to zoning laws and building codes then in existence. If the available proceeds of the eminent domain award are insufficient, in Landlord's judgment, for that purpose, Landlord shall have no obligation to expend funds in excess of said proceeds and Landlord shall have the right, in Landlord's reasonable judgment, to select which portions of Landlord's Property, if any, shall be restored. The term "AVAILABLE PROCEEDS" shall mean the amount of the award paid to Landlord, less cost of obtaining the same (including attorneys' fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee or ground lessor. In the event Landlord fails to commence restoration of Landlord's Property and/or the Premises within sixty
(60) days after the taking, Tenant shall have the right to terminate the Lease upon sixty (60) days' prior written notice to Landlord.

     SECTION 11.3 LANDLORD TO CONTROL EMINENT DOMAIN ACTION. Landlord reserves all rights to compensation for damage to the Premises or any part thereof, or the leasehold hereby created, heretofore accrued or hereafter to accrue, by reason of any taking for public use of said Premises or any portion thereof, or right appurtenant thereto, or privilege or easement in, through, under or over the same, and by way of confirmation of the foregoing Tenant hereby assigns all rights to such damages heretofore accrued or hereafter accruing during the Lease Term to Landlord. Provided, however, nothing herein contained shall limit Tenant's right to any separate award for the taking of personal property, moving expenses, or other items the payment of which shall not reduce the award payable to Landlord.

                                   ARTICLE XII
                              DEFAULT AND REMEDIES

     SECTION 12.1 EVENT OF DEFAULT. As used herein, "Event of Default" shall mean the occurrence and/or existence of any one or more of the following: (a)
(i) Tenant shall fail to pay any installment of Base Rent, Additional Rent or any other amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for five (5) days after written notice from Landlord thereof or (ii) Landlord having given the notice specified in the foregoing clause (a)(i) to Tenant twice in any twelve (12) month period, Tenant shall fail, on a third occasion within the twelve (12) months following the giving of the first such notice by Landlord, to pay any installment of Base Rent, Additional Rent or any other amount due under this Lease on or before the date on which the same becomes due and payable; or (b) Tenant shall neglect or fail to perform or observe any of the other covenants or undertakings herein on its part to be performed or observed and such neglect or failure shall continue for thirty (30) days after notice to Tenant; provided, however, that if the default is other than a default under clause (a) above, or clauses (c) through (i) below, and is such that it cannot be cured within thirty
(30) days, but is capable of being cured, such ten (10) day period shall be extended by up to sixty (60) additional days provided that Tenant commences to cure such default within said thirty (30) day period, continues to do so diligently, and thereafter completes such cure within not more than ninety (90) days following the notice of default; or (c) there is filed by Tenant any case, petition, proceeding or other action under any Bankruptcy Law; or (d) any other proceedings shall be instituted against Tenant under any Bankruptcy Law and not be dismissed within sixty (60) days; or (e) Tenant shall execute an assignment of its property for the benefit of its creditors; or (f) a receiver, custodian or other similar officer for Tenant shall be appointed and not be discharged within sixty (60) days; or (g) the estate hereby created shall be taken by execution or by other process of law and is not redeemed by Tenant within thirty
(30) days thereafter; or (h) an assignment or sublease in violation of the terms of this Lease; or (i) any other event constituting an Event of Default under other Sections of this Lease, including, without limitation, Section 2.5. If, as provided above, Landlord is responsible for collecting rent via electronic funds transfer, then Tenant, other than having inadequate funds, will not be subject to default for any errors or omissions by Landlord or Landlord's bank.

     SECTION 12.2 LANDLORD'S REMEDIES.

          (a) Upon the occurrence of an Event of Default and after the lapse of any applicable period of notice or cure, Landlord may, immediately or at any time thereafter (notwithstanding any license or waiver of any former breach or waiver of the benefit hereof, or consent in a former instance), and without demand or notice (except as otherwise expressly provided herein), in person or by agent or attorney, enter the Premises or any part thereof and repossess the same as of its former estate, or terminate this Lease by written notice to Tenant, and in either event expel Tenant and those claiming through or under it and remove their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedy which might otherwise be used for arrears of Base Rent or Additional Rent or breach of covenant, and upon entry or written notice of termination, or automatic termination, both as aforesaid, this Lease shall terminate and Landlord, in addition to all other remedies which it may have at law or equity, and not in limitation thereof, shall have the remedies provided in this Article XII. No termination of this Lease and/or repossession of the Premises pursuant to this Section 12.2(a) shall relieve Tenant of its obligations under this Lease, which shall survive such termination or repossession.

          (b) From the termination of this Lease pursuant to Section 12.2(a) through the remainder of the Lease Term, until such time, if any, that Landlord exercises its right pursuant to Section 12.2(c), Tenant shall pay to Landlord the Base Rent and Additional Rent in installments as and when the same become due and payable, subject to reduction by any rent actually received by Landlord as a result of a re-letting of the Premises (net of the reasonable and customary costs of re-letting, including remodeling costs, brokerage commissions and attorneys' fees). Landlord shall exercise commercially reasonable efforts to re-let the Premises to mitigate damages, and Landlord may re-let the Premises or any part or parts thereof for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant concessions or free rent. The good faith failure of Landlord to re-let the Premises or any part or parts thereof, or, if the Premises are re-let, the good faith failure to collect the rents due under such re-letting, shall not release or affect Tenant's liability for damage so long as Landlord does not act arbitrarily or capriciously. Any suit brought to collect the amount of deficiency for any month or other period shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month or period by a similar proceeding. Landlord, at Landlord's option, may make such alterations, repairs, replacements and decorations to the Premises as Landlord in Landlord's sole but reasonable judgment considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations or decorations shall not operate or be construed to release Tenant from liability hereunder.

          (c) At Landlord's option exercisable by written notice given to Tenant upon or after the termination of this Lease pursuant to Section 12.2(a), Tenant shall forthwith pay to Landlord as damages, in addition to all sums which were due prior to the exercise of such option by Landlord, a sum equal to the amount by which the Base Rent and Additional Rent for the remainder of the Lease Term exceeds the fair rental value of the Premises determined as of the termination date for the remainder of the Lease Term, discounted to present value using a then market rate of interest as reasonably determined by Landlord. For the purposes of computing damages payable pursuant to this Section 12.2(c), the annual Additional Rent with respect to Taxes, Insurance Costs and Operating Costs for the remainder of the Lease Term will be assumed to be such Additional Rent for the most recently ended fiscal, calendar or lease year, as the case may be.

     SECTION 12.3 REIMBURSEMENT OF LANDLORD. Upon the occurrence of an Event of Default, Tenant will, in addition to paying Landlord all amounts due under the terms and provisions of this Lease, including, without limitation, Section 12.9, reimburse Landlord for all reasonable expenses incurred by Landlord in collecting such rent or in obtaining possession of, or in re-letting the Premises, or in defending any action, including expenses for reasonable counsel fees and commissions. Tenant further agrees that, if on termination of this Lease by expiration or otherwise, Tenant shall fail to remove any of its property from the Premises as provided for herein, Landlord shall be authorized, in its sole option, and in Tenant's name and on its behalf, either (a) to cause such property to be removed and placed in storage for the account and at the expense of Tenant; or (b) to sell such property at public or private sale, with or without notice, and to apply the proceeds thereof, after the payment of all expenses of removal, storage and sale, to the indebtedness, if any, of Tenant to Landlord, the surplus, if any, to be paid to Tenant. All sums payable by Tenant under this Article XII shall be deemed Additional Rent.

     SECTION 12.4 LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS. Tenant covenants and agrees that, if it shall at any time fail to make any payment or perform any other act on its part to be made or performed as in this Lease provided, Landlord, in its sole discretion may after due notice to, or demand upon, Tenant, make any payment or perform any other act on the part of Tenant to be made and performed as in this Lease provided, in such manner and to such extent as Landlord may reasonably deem desirable, and in exercising any such rights, Landlord may pay necessary and incidental costs and expenses, employ counsel, and incur and pay reasonable attorneys' fees. The making of any such payment or the performing of any other act by Landlord pursuant to this Article shall not waive, or release Tenant from, any obligations of Tenant in this Lease contained. All sums so paid by Landlord and all reasonably necessary and incidental costs and expenses in connection with the performance of any such act by Landlord shall, except as otherwise in this Lease expressly provided, be payable to Landlord on demand, and Tenant covenants to pay any such sum or sums promptly, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent. Whenever practicable, Landlord, before proceeding as provided in this Section 12.4, shall give Tenant notice in writing of the failure of Tenant which Landlord proposes to remedy, and shall allow Tenant such length of time as may be reasonable in the circumstances, consistent with any grace periods contained herein, but not exceeding thirty (30) days from the giving of notice, to remedy the failure itself and, if Tenant shall not remedy the failure in the time so allowed, Landlord shall be deemed to have given "due notice" and may proceed as provided in this Section 12.4; provided, however, that nothing in this Section shall prevent Landlord from acting without notice to Tenant in case of any emergency wherein there is danger to property or person or where there may exist any violation of Legal Requirements including but not limited to the presence of Hazardous Materials, in which event no notice shall be required.

     SECTION 12.5 CUMULATIVE REMEDIES. The specified remedies to which Landlord may resort under the terms of this Lease, or under the provisions of applicable law, are cumulative and not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. The failure of Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option contained herein shall not be construed as a waiver or a relinquishment for the future of such covenant or option. Receipt by Landlord of any Base Rent or Additional Rent payment with knowledge of the breach of any covenants hereof shall not be deemed a waiver of such breach. No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by it. In addition to the other remedies provided in this Lease, Landlord shall be entitled to restraint by injunction of any violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease.

     SECTION 12.6 EXPENSES OF ENFORCEMENT. Tenant agrees to pay all reasonable expenses and reasonable attorneys' fees incurred by Landlord in enforcing any obligation or any remedies hereunder including, without limitation, in connection with collection of Base Rent or Additional Rent, recovery by Landlord of the Premises, or in any litigation in which Landlord shall become involved by reason of any act or negligence of Tenant Invitees or any breach of this Lease by Tenant. Landlord agrees to pay all reasonable expenses and reasonable attorneys' fees incurred by Tenant in enforcing any obligation or any remedies hereunder including any litigation in which Tenant shall become involved by reason of any act or negligence of Landlord or any breach of this Lease by Landlord.

     SECTION 12.7 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default hereunder unless such default shall remain uncured for more than thirty
(30) days following written notice from Tenant to Landlord specifying the nature of such default, or such longer period as may be reasonably required to correct such default. Landlord's liability to keep, maintain, and repair shall always be limited to the cost of making such repair or accomplishing such maintenance or repair. In no event whatsoever shall Landlord be liable for consequential or any indirect damages. The provisions of this Section 12.7 are further subject to the provisions of Articles X and XI dealing with eminent domain and fire and other casualty, and Section 6.3 dealing with interruption of services.

     SECTION 12.8 LIMITATION OF LANDLORD'S LIABILITY. The obligations of Landlord hereunder shall be binding upon Landlord and each succeeding owner of Landlord's interest hereunder only during the period of such ownership, and Landlord and each succeeding owner shall have no liability whatsoever except for its obligations during each such respective period. Tenant hereby agrees for itself and each succeeding holder of Tenant's interest, or any portion thereof, hereunder, that any judgment, decree or award obtained against Landlord or any succeeding owner of Landlord's interest, which is in any manner related to this Lease, the Premises or Tenant's use and occupancy of the Premises or the Common Areas, or the remainder of Landlord's Property, whether at law or in equity, shall be satisfied out of Landlord's interest in the land and buildings then comprising Landlord's Property to the extent then owned by Landlord and such succeeding owner, and further agrees to look only to such assets (or proceeds thereof) and to no other assets of Landlord, or such succeeding owner, for satisfaction. Neither Landlord nor any Person executing this Lease on behalf of Landlord, nor any partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of Landlord, nor any subsequent Landlord, or any partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of any subsequent Landlord shall have any personal liability hereunder. The remedies provided to Tenant in this Lease are exclusive.

     SECTION 12.9 LATE PAYMENT AND ADMINISTRATIVE EXPENSE. If Tenant shall fail to pay Base Rent, Additional Rent or other charges after the same become due and payable under this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the lesser of (a) a per annum rate equal to three percent (3%) plus the prime rate of Fleet National Bank, Boston, Massachusetts (or any successor), in effect on the day the payment became due and subject to change thereafter or (b) the maximum rate permitted by applicable law ("INTEREST PAYMENT"). In addition, if Landlord is required to redeposit any check which is returned for insufficient funds or if Tenant shall fail to pay Base Rent, Additional Rent or other charges on or before the date on which the same become due and payable, then Tenant shall also pay to Landlord an administrative expense charge ("ADMINISTRATIVE EXPENSE") of $500 for each calendar month or part thereof after the due date of such payment until such payment is received by Landlord. The provisions herein for Interest Payment and Administrative Expense shall not be construed to relieve Tenant of the obligation to pay Base Rent, Additional Rent and all other charges when due under this Lease and shall be in addition to and not in limitation of Landlord's other remedies as provided for in this Lease.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

     SECTION 13.1 BROKERS. Each party represents that it has not dealt with any Person in connection with the Premises or the negotiation or execution of this Lease other than officers, employees and attorneys of Landlord, Tenant and Brokers. Each party shall indemnify and save harmless the other from and against all claims, liabilities, costs and expenses incurred as a result of any breach of the foregoing representation. Landlord shall pay the broker's fee payable to McCall & Almy in the amount of $4.17 per leasable square foot of the Premises, due 50% upon execution of this Lease and 50% upon the Commencement Date.

     SECTION 13.2 QUIET ENJOYMENT. Tenant shall, upon paying all Base Rent and Additional Rent due hereunder and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed, peaceably and quietly have and hold the Premises without hindrance or molestation by any Person or Persons lawfully claiming by, through or under, Landlord, subject, however, to the terms of this Lease.

     SECTION 13.3 TENANT'S REQUEST FOR LANDLORD'S ACTION. In the event that at Tenant's request Landlord takes any action which is not required of Landlord pursuant to this Lease, Tenant shall pay as Additional Rent Landlord's reasonable attorneys' fees, actual out-of-pocket expenses and disbursements in connection with such action, with payment to be made by Tenant within fifteen
(15) days after billing therefor by Landlord.

     SECTION 13.4 NOTICES. Any notice, demand, request or statement required or intended to be given or delivered under the terms of this Lease shall be in writing, shall be addressed to the party to be notified at the address or addresses set forth in the Summary of Basic Terms or at such other address in the continental United States as each party may designate for itself from time to time by notice hereunder, and shall be deemed to have been given, delivered or served upon the earliest of (a) three (3) days following deposit in the U.S. Mail, with proper postage prepaid, certified or registered, return receipt requested, (b) the next business day after delivery to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, or (c) receipt of notice given by telecopy or personal delivery.

     SECTION 13.5 WAIVER OF SUBROGATION. Landlord and Tenant hereby release each other from any and all liability for any loss or damage caused by fire, any of the extended coverage casualties, or other casualties insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the party benefited by the release or its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as the policies of fire, extended coverage and other insurance, maintained by the releasing party shall contain a clause, or be subject to a statutory provision, to the effect that such release shall not affect said policies or the right of the releasing party to recover thereunder. Tenant and Landlord each agrees that its fire, extended coverage, and other insurance policies will include such a clause. To the extent that Tenant is a self-insurer with respect to personal property, the provisions of Section 7.8 shall be applicable.

     SECTION 13.6 ENTIRE AGREEMENT; EXECUTION; TIME OF THE ESSENCE AND HEADINGS AND TABLE OF CONTENTS. This Lease together with all Exhibits referred to herein and the Summary of Basic Terms, sets forth the entire agreement between the parties hereto and cannot be modified or amended, except in a writing duly executed by the respective parties. This Lease, together with all Exhibits referred to herein and the Summary of Basic Terms, supersedes all previous written and oral negotiations, understandings and agreements regarding the subject matter of this Lease. Neither Landlord nor any Person acting on behalf of Landlord has made any representations to Tenant on which Tenant has relied in entering into this Lease except any representations expressly stated in this Lease. This Lease is executed as a sealed instrument and in multiple counterparts, all copies of which are identical, and any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of any other copy. Time is of the essence with respect to the obligations of Tenant and Landlord to be performed within a specific time frame in this Lease. The headings throughout this Lease and the Table of Contents are for convenience of reference only, and shall in no way be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision of this Lease.

     SECTION 13.7 PARTIAL INVALIDITY. If any term or condition of this Lease or its application to any Person or circumstance shall to any extent be in violation of or unenforceable under any law, rule, regulation or order (including any court order) now existing or hereafter enacted or entered by any court or other governmental entity having competent jurisdiction (including after all appeals therefrom), the remainder of this Lease, or the application of such term or condition to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and shall be enforceable to the fullest extent not prohibited by law.

     SECTION 13.8 NO WAIVER. No assent, express or implied, by Landlord to any breach of any agreement or condition herein contained on the part of Tenant to be performed or observed, and no waiver, express or implied, of any such agreement or condition shall be deemed to be a waiver of or an assent to any succeeding breach of the same or any other agreement or condition; the acceptance by Landlord of Base Rent or Additional Rent due hereunder (whether such payment is made by Tenant or another Person), or silence by Landlord as to any breach, shall not be construed as waiving any of Landlord's rights hereunder unless such waiver shall be in writing. No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due Landlord from Tenant shall be deemed to be anything but payment on account, and the acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon a letter accompanying said check, that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept said check without prejudice to recover the balance due or pursue any other remedy.

     SECTION 13.9 HOLDOVER. If Tenant remains in the Premises beyond the expiration of this Lease at the end of the Lease Term, or sooner following an early termination as provided for herein, such holding over shall not be deemed to create any tenancy, but Tenant shall be a daily Tenant at sufferance only subject to all of Tenant's obligations set forth herein, but at a Base Rent equal to one and one-half (1 1/2) times the Base Rent then most recently in effect and 100% of the Additional Rent and other charges provided for under this Lease, with such Base Rent and Additional Rent to be charged on a monthly basis for each calendar month or portion thereof for which Tenant holds over, without proration for a partial calendar month. The acceptance of a purported rent check following termination shall not constitute the creation of a tenancy at will, it being agreed that Tenant's status shall remain that of a daily Tenant at sufferance, at the aforesaid daily rate. Tenant shall also pay to Landlord all direct, actual damages, if any, sustained by reason of any such holding over, but Tenant shall not be liable for consequential damages. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

     SECTION 13.10 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease or a reservation or an option for the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant and the receipt by Landlord of the Security Deposit and the first monthly installment of Base Rent. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

     SECTION 13.11 RECORDATION. Tenant shall not record this Lease with any registry of deeds or land court, and any such recordation will be void and constitute an Event of Default under this Lease. Tenant may record a memorandum or notice of this Lease in a form acceptable to Landlord.

     SECTION 13.12 AS IS. Tenant represents to Landlord that it has leased the Premises after a full and complete examination of the same, and by its execution and delivery of this Lease, Tenant hereby acknowledges that neither Landlord, nor Landlord's agents, has made any representation or promises with respect to the Premises, the Building, or the land upon which it stands, and no rights, easements or licenses are acquired by Tenant, by implication or otherwise, except as may be set forth expressly in this Lease. The execution and delivery of this Lease by Tenant shall be conclusive evidence, as against the Tenant, that Tenant accepts the Premises "AS IS", with all faults, subject to the work to be performed by Landlord as provided herein and subject to any express representations of Landlord set forth herein.

     SECTION 13.13 FINANCIAL STATEMENTS; CERTAIN REPRESENTATIONS AND WARRANTIES OF TENANT. No more than once per year, if requested by Landlord, Tenant shall provide to Landlord, any actual or potential mortgagee and any actual or potential ground lessor or any representative of any of the foregoing, copies of Tenant's audited annual financial statements, certified as true and correct by the president or chief financial officer of Tenant. However, as long as Tenant is a public company and Tenant's 10-K and 10-Q statements are publicly available, the availability of such 10-K and 10-Q statements will be considered to satisfy the financial statement requirements of the immediately preceding sentence. Tenant represents and warrants to Landlord, its successors and assigns that: (a) all financial statements of Tenant previously provided to Landlord have been prepared in accordance with GAAP, were true, complete and correct as of their respective dates and fairly and accurately reflect the financial condition of Tenant; (b) there has been no material adverse change in the financial condition of Tenant subsequent to the date(s) of such financial statements; (c) all financial statements of Tenant provided to Landlord after the date hereof will be prepared in accordance with GAAP, will be true, complete and correct as of their respective dates and will fairly and accurately reflect the financial conditions of the Tenant; (d) Tenant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (e) Tenant is duly qualified to do business in the Commonwealth of Massachusetts; (f) the execution, delivery and performance of this Lease by Tenant has been duly authorized by the shareholders and directors of Tenant; and
(g) this Lease is valid and binding upon the Tenant and is enforceable against Tenant in accordance with the terms hereof.

     SECTION 13.14 RELOCATION. Landlord reserves the right, at Landlord's option, to relocate that portion of the Premises located on the first floor of the Building to substantially comparable space within the Building at Landlord's cost. Landlord acknowledges that, for purposes of this Section 13.14, space on the ground floor of the Building or at the rear of the Building will not be considered to be substantially comparable to the portion of the Premises located on the first floor of the Building. The leasable square footage of the relocation space shall not vary from the leasable square footage of the portion of the Premises located on the first floor of the Building by more than ten percent (10%); provided, however, that the leasable square footage of the relocation space may exceed the leasable square footage of the portion of the Premises located on the first floor of the Building by more than ten percent (10%) so long as the Base Rent for the relocation space does not exceed the Base Rent for the portion of the Premises located on the first floor of the Building by more than ten percent (10%). Landlord will give Tenant written notice of its intention to relocate the Premises, and Tenant will complete such relocation within ninety (90) days after receipt of such written notice, provided that Landlord shall have improved the relocation space to substantially the same condition as the Premises, including tenant improvements and finishes of a quality equal to or higher than the Premises. In connection with such relocation, Landlord shall take commercially reasonable steps to minimize disruption of Tenant's business to the extent practical. If the Premises are relocated as provided in this Section, then effective on the date of such relocation, this Lease will be amended by deleting the description of the original Premises and substituting for it a description of the relocated Premises. Landlord agrees to reimburse Tenant for Tenant's actual out-of-pocket costs incurred in Tenant's relocation, including but not limited to moving costs, set-up costs, cabling and wiring costs and, if necessary, costs of replacement stationery.

     SECTION 13.15 SUMMARY OF BASIC TERMS. The Summary of Basic Terms which is affixed to this Lease sets forth certain basic terms and information which is thereafter referred to in the main text of this Lease. Every reference to the Summary of Basic Terms, or to a particular item thereon, shall have the effect of incorporating the Summary, or the particular item thereof, into the main text of this Lease.

     Tenant and Landlord, each by its duly authorized officer, have signed this Lease as of the date first set forth above.

                         TENANT:

                         EPIX MEDICAL, INC.


                         By:     /s/ Peyton J. Marshall
                            ------------------------------------------------
                         Name:   Peyton J. Marshall
                             -----------------------------------------------
                         Title:  Chief Financial Officer
                             -----------------------------------------------
                                 Duly Authorized

                         LANDLORD:

                         BHX, LLC, as Trustee of First Binney Realty Trust


                         By:     /s/ Robert A. Schlager
                            ------------------------------------------------
                         Name:   Robert A. Schlager
                             -----------------------------------------------
                         Title:  Member
                             -----------------------------------------------
                                 Duly Authorized

                                    EXHIBIT A

                                    SITE PLAN

                         Plan of Land #161 First Street
                            Cambridge, Massachusetts



              [DRAWING ON PAGE FROM R.E. CAMERON & ASSOCIATES, INC.
                          WITH LEGAL DESCRIPTION BELOW]




Legal Description

That certain parcel of land with the buildings thereon situated on First Street, Binney Street and Rogers Street in said Cambridge, Middlesex County, and bounded and described as follows:

NORTHERLY:  By Rodgers Street, two hundred (200) feet;

EASTERLY:   By First Street, two hundred and 14/100 (200.14) feet
            (One hundred ninety-nine and 74/100 (199.74) deed;

SOUTHERLY:  By Binney Street, one hundred ninety-nine and 71/100 (199.71) feet;

WESTERLY:   By land now or formerly of Leon B. Newman, Trustee,
            One hundred ninety-nine and 87/100 (199.87) feet.

Containing 39.970 square feet more or less 0.918 acres

The property shown lies within Zone C as shown on FLOOD INSURANCE RATE MAP for the City of Cambridge
COMMUNITY 250186
PANEL NUMBER 38
WITH EFFECTIVE DATE OF JULY 5, 1982

                                    EXHIBIT B

                               BUILDING FLOOR PLAN

                            FLOOR PLAN OF FIRST FLOOR
                                       OF
                                161 FIRST STREET






                         [DRAWING OF FIRST FLOOR LAYOUT]

                            FLOOR PLAN OF THIRD FLOOR
                                       OF
                                161 FIRST STREET






                         [DRAWING OF THIRD FLOOR LAYOUT]

                                    EXHIBIT C

                              RULES AND REGULATIONS

          BHX, LLC, a Massachusetts limited liability company, as Trustee of First Binney Realty Trust ("LANDLORD"), hereby promulgates the rules and regulations (the "RULES AND REGULATIONS") set forth below with respect to the use of the building (the "BUILDING") and related amenities located at and known as 161 First Street, Cambridge, Massachusetts (the "PROPERTY"), by tenants (collectively, the "TENANTS," and individually, a "TENANT") of the Building. Office space within the Building leased by a Tenant is called "PREMISES." The Rules and Regulations are as follows:

          1. Sidewalks, doorways, vestibules, stairways, elevators, corridors, halls and other similar areas within the common areas of the Property (the "COMMON AREAS") shall not be obstructed by any Tenant or used for any purpose other than ingress and egress to and from the portion of the Property leased by the applicable Tenant and for going from one part of the Property to another part of the Property.

          2. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by a Tenant on or to any window, door, corridor or other part of the Building which is visible from outside of the Premises without the prior written consent of Landlord.

          3. Without the prior written consent of Landlord, no Tenant shall be entitled to maintain any other directory or identifying sign in any Common Area.

          4. Movement of furniture, equipment or any bulky material which requires movement through the Common Areas of the Building shall be restricted to such hours as Landlord may designate, and such movement shall be subject to such restrictions as Landlord may reasonably impose.

          5. Landlord shall have the authority to limit the weight of, and to prescribe and restrict the positioning and manner of installation of, safes, file cabinets and other heavy equipment.

          6. No Tenant shall use, or permit any person making or receiving any delivery to its Premises to use, any hand trucks except those equipped with rubber tires and side guards.

          7. All locks for doors in each Tenant's Premises shall be building standard and no Tenant shall place any additional lock or locks on any door in its Premises without Landlord's prior written consent. All requests for duplicate keys shall be made through Landlord and charged to the Tenant. Upon termination of a Tenant's tenancy, the Tenant shall deliver to Landlord all keys to the Tenant's Premises, to interior doors within the Tenant's Premises, to doors within the Common Areas and to exterior Building doors which have been furnished to or obtained by the Tenant.

          8.   Corridor doors, when not in use, shall be kept closed.

          9. Each Tenant shall lock all doors of its Premises leading to Common Areas at the close of its working day.

          10. No curtains, blinds, draperies or other window treatments shall be attached to or hung in any window of the Premises of a Tenant on an exterior wall of the Building or on an interior wall of the Building dividing the Premises from Common Areas without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

          11. Plumbing fixtures and appliances shall be used only for the purposes for which they were designed and constructed, and no sweepings rubbish, rags or other material shall be thrown or placed therein. The cost of repairing any damage resulting from misuse of the plumbing fixtures or appliances by a Tenant or its employees, agents or invitees shall be borne by the responsible Tenant.

          12. No Tenant shall use or permit the use of its Premises, or any part thereof, for lodging, for manufacturing, for any immoral or illegal purpose, or for any other purpose which is not permitted by the terms of its lease.

          13. No vending machines shall be allowed in any Premises without the prior written consent of Landlord, except for vending machines for the sole use of Tenant, its employees and invitees.

          14. Each Tenant shall, at its expense, provide artificial light and electric current for the employees of Landlord and/or Landlord's contractors while performing janitorial or other cleaning, maintenance or repair services in the Tenant's Premises.

          15. No Tenant will make or permit any of its employees, agents or invitees to make any improper noises in the Building or to otherwise interfere in any way with other Tenants or persons having business with them.

          16. No Tenant shall cause any unnecessary janitorial labor or services by reason of the Tenant's willful misconduct or carelessness or indifference in the preservation of good order and cleanliness.

          17. No birds or animals of any kind shall be brought onto or kept on the Property.

          18. Without the prior written consent of Landlord, no Tenant shall use the name of the Building or any picture of the Building in any materials promoting or advertising the business of the Tenant, except that each Tenant may use the address of the Building as the address of its business.

          19. Each Tenant shall cooperate with Landlord to assure the effective operation of the heating and air conditioning systems serving the Tenant's Premises and the Building. Without limiting the generality of the immediately preceding sentence, each Tenant will, at the request of Landlord, close its window treatments when the sun's rays fall directly on windows of its Premises.

          20. Neither Landlord nor the Property manager will be responsible for lost or stolen money, jewelry or other personal property from any areas of the Property, regardless of whether the loss or theft occurs when the area in question is locked.

          21. Landlord may, in its discretion, institute security measures in the operation of the Property, and Tenants will comply with all such security measures. Such security measures may include, but are not limited to, requiring persons entering the Building or the Property to identify themselves to a watchman or other person designated by Landlord and to sign in and sign out of the Property, denying access to persons who are not properly identified or appear suspicious, and conducting fire or other emergency drills. The exercise of such security measures by Landlord and any resulting interruption of a Tenant's business shall not constitute an eviction or disturbance of a Tenant's use and possession of its Premises, render Landlord liable to the Tenant for damages, or relieve a Tenant from its obligations under its lease.

          22. No bicycles or vehicles shall be brought into or kept in the Building. All bicycles and vehicles brought onto the Property shall be driven and parked only in designated, paved areas.

          23. Parking on the Property shall be subject to the restrictions set forth in this paragraph and, with respect to any particular Tenant, to any additional restrictions on parking set forth in such Tenant's lease. Each Tenant and such Tenant's employees, agents and invitees shall have the right, in common with others and in connection with the conduct of Tenant's business at the Property, to park passenger automobiles on portions of the Property which have been striped for parking; provided, however that (a) no Tenant or its employees or agents may park in any space marked "visitor," and (b) no Tenant or its employees, agents or invitees may park in any space marked "reserved," unless reserved for such Tenant, and (c) persons parking their vehicles will do so exclusively within the marked parking space lines. No Tenant or its employees, agents or invitees shall have a right to park vehicles on the Property overnight or for purposes other than in connection with the Tenant's business at the Property. Landlord shall have no responsibility to any Tenant or any Tenant's employees, agents or invitees for any theft, loss of or damage to any vehicle or its contents on the Property. Each Tenant's parking rights, except as otherwise expressly provided in its lease, are in common with other Tenants and on a first come, first served basis, and, except as otherwise expressly provided in its lease or other written agreements with Landlord, no Tenant has the right to any designated parking spaces or to any particular number of parking spaces.

          24. All vehicles brought onto the Property by Tenant, its employees, agents, customers and invitees shall be in good condition and appearance and shall be drivable. No such vehicles shall be leaking oil or other fluids.

          25. Each Tenant will deposit its garbage, trash and refuse only in approved trash containers within the Tenant's Premises or in designated trash receptacles placed by Landlord within the Common Areas. No Tenant shall deposit any hazardous, flammable or explosive substances in any trash receptacle on the Property.

          26. Landlord reserves the right to rescind, alter or waive any of the Rules and Regulations, and to adopt such additional rules and regulations as part of the Rules and Regulations, from time to time as Landlord deems it appropriate for the safety, protection, care and cleanliness of the Property, the operation thereof, the preservation of good order therein or the protection and comfort of the Tenants and their employees, agents and invitees. An alteration or waiver of any of the Rules and Regulations in favor of one Tenant shall not, other than with the consent of Landlord, operate as an alteration or waiver in favor of any other Tenant. Landlord shall not be responsible to any Tenant for the non-observance or violation by any other Tenant of any of the Rules and Regulations, nor for the enforcement of any of the Rules and Regulations against any other Tenant. No Tenant shall have the right to enforce any of the Rules and Regulations against any other Tenant.

                                    EXHIBIT D

                             SECRETARY'S CERTIFICATE

     The undersigned hereby certifies that he/she is the Secretary of Epix Medical, Inc., a Delaware corporation, and that the execution and delivery of the foregoing lease by Peyton J. Marshall, the Chief Financial Officer of the Corporation, has been duly authorized by a vote of the board of directors of the Corporation which is in full force and effect as of this day and that Peyton J. Marshall has in fact signed the foregoing lease.

     SEAL                                      ATTEST:


                                               /s/ Michael D. Webb
                                               ------------------------------
                                                                 , Secretary
                                               Date:  October 10, 2003

                                    EXHIBIT E

                        IRREVOCABLE LETTER OF CREDIT FORM

                          NAME OF FINANCIAL INSTITUTION

                                               Date:  _____________, 20___
                                               Amount: _____________ USD

Letter of Credit No.________________

Beneficiary:   BHX, LLC, as Trustee of First Binney Realty Trust
               c/o The Bulfinch Companies, Inc.
               First Needham Place
               250 First Avenue, Suite 200
               Needham, MA  02494
               Attn: Robert A. Schlager

Gentlemen:

     We hereby establish our irrevocable Letter of Credit No. __________ in your favor and for the account of {Tenant} whereby we irrevocably authorize you to draw on us from time to time at sight prior to the expiration hereof, and in the manner provided herein, up to________________________________ and No/100 Dollars ($__________ USD). Such drawing(s) will be available to you upon your presentation of your draft(s) (which draft(s) shall have been signed by one purporting to be a duly authorized representative of the Beneficiary) on which shall be indicated "Drawn under {Name of Financial Institution} Letter of Credit No.___________," together with your certification to us that either (i) an "Event of Default" has occurred under a certain Lease between BHX, LLC, as Trustee of First Binney Realty Trust and {Tenant} or (ii) you are otherwise entitled to draw upon this Letter of Credit under the terms of said Lease. Multiple partial drawings are permitted.

     Presentation may be made between 8:00 a.m. and 5:00 p.m., Los Angeles time, on any Business Day (by which is meant any day other than Saturday, Sunday or any day {Name of Financial Institution} is prohibited from conducting commercial banking transactions) at {Name of Financial Institution}
 office at {Address of Financial Institution}.

     This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended, or amplified by reference to any documents, instruments, or agreements referred to herein, or in which this Letter of Credit is referred, or to which this Letter of Credit relates. Any such reference shall not be deemed to incorporate herein the terms of any such referenced documents, instruments, or agreements.

     If a drawing by Beneficiary hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give Beneficiary immediate notice that the attempted negotiation was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor, and that we are holding any documents at Beneficiary's disposal or are returning same to Beneficiary, as we may elect. Upon being notified that the attempted negotiation was not effected in accordance with this Letter of Credit, Beneficiary may attempt to correct any such non-conforming demand for payment if, and to the extent that, Beneficiary is entitled (without regard to the provisions of this sentence) and able to do so within the terms of this Letter of Credit.

     This Letter of Credit is transferable in whole, but not in part, without charge to Beneficiary. Transfer of this Letter of Credit is subject to our receipt of Beneficiary's instructions in the form attached hereto as Exhibit A accompanied by the original Letter of Credit and amendment(s), if any.

     This Letter of Credit shall remain in full force and effect until 5:00 p.m. Los Angeles time on _____________, 20___ {insert date which is not less than one year after the date of this Letter of Credit}.

     We hereby agree with Beneficiary that documents presented to our office in compliance with the terms and conditions of this Letter of Credit will be duly honored as specified herein.

     This Letter Of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 revision), I.C.C. Publication No. 500.


                                            ---------------------------------
                                            By:
                                               ------------------------------
                                                    Duly Authorized

                                    EXHIBIT F

                            COMMON AREA IMPROVEMENTS

Landlord, at it sole cost, shall provide the following Common Area Improvements to 161 First Street:

     1. LOBBY IMPROVEMENTS: To reorganize and implement improvements to the first floor lobby to reflect the "new" multi-tenanted nature of the Building. Tenant acknowledges that, in general, the improvements, which are to be made by the Landlord, are to be cosmetic in nature and are intended to reflect the multi-tenant make-up of the Building. Such improvements shall include, but not be limited to, the introduction of a new tenant directory, new paint where necessary, repair of walls where necessary, new lighting fixtures, appropriate lobby furniture, the removal of SatCon Technology Corporation's reception desk, general cleanup/repair of all doors in the lobby (including tenant entry doors, bathroom doors,) etc. (No later than ninety days following lease commencement. .)

     2. BUILDING RESTROOM IMPROVEMENTS: To upgrade the Building restrooms on the first and third floors of the Building. Such work to include, but not be limited to, new ceiling tiles, new lighting fixtures, new counters, faucets, the repair/replacement of bathroom stall dividers, ADA compliance, etc. (No later than one hundred and twenty days following lease commencement. .)

     3. CARD ACCESS SYSTEM: To install a new card access system at front and rear entry doors. (No later than ninety days following lease execution.)

     4. BATHROOM SECURITY: To install a key pad lock for all first floor bathrooms. (No later than ninety days following lease commencement.)

     5. PARKING LOT ACCESS: To ensure that the parking lot access/gate system is operational. (Upon lease commencement.)

     6. HVAC SYSTEM: To confirm the Building HVAC system has been reviewed by mechanical engineer to be designed for Tenants control of HVAC temperatures in heating or cooling. Upgrade controls as required. (No later than one hundred and eighty days following lease execution.)

                                    EXHIBIT G


                               JANITORIAL SERVICES

                                    EXHIBIT G


                               JANITORIAL SERVICES

1.   CLEANING

     A.   Lobby and Common Areas (nightly)

          1.   Empty all trash receptacles; clean receptacles as needed.

          2. Empty and wipe clean all cigarette urns and ashtrays; replace sand and water as needed.

          3.   Vacuum all carpets.

          4.   Vacuum all floor mats.

          5.   Clean all entrance doors.

          6.   Clean and shine all mullions and metal work.

          7.   Dust all picture frames.

          8.   Dust all architectural or sculpted works or art.

          9.   Dust all furniture.

          10.  Clean building directory.

          11.  Clean all baseboards.

          12.  Vacuum elevator carpets; remove stains as needed.

          13.  Vacuum and wash all elevator tracks.

          14. Clean, wash and shine all doors, walls and metal work in elevators.

          15.  Clean all exit signs, and hanging fixtures.

     B.   Office Areas (nightly)

          1.   Remove trash; replace liners as needed.

          2.   Wash out trash basket as needed.

          3.   Empty and damp wipe all ashtrays.

          4.   Clean all blackboards when requested.

          5.   Dust all clothing closets, shelving and coat racks.

          6.   Clean all glass furniture tops, and display cases.

          7.   Vacuum all carpeting.

          8.   Vacuum all floor mats.

          9.   Dry mop all tile floors.

          10.  Remove waste to designated area.

          11.  Upon completion of work shut off lights and secure doors.

     C.   Office Areas (weekly or as needed)

          1. Dust all desktops, office furniture, picture frames, windowsills, and horizontal surfaces,

          2.   Remove fingerprints from doors, walls, light switches.

          3.   Damp mop kitchen and eating area floors.

     D.   Office Areas (yearly)

          1.   Strip and wax kitchen and eating area floors.

          2.   Window cleaning twice yearly.

     E.   Lavatories (nightly)

          1.   Sweep and wash floors using a disinfectant cleaner.

          2. Wash and polish all mirrors, shelves, bright work and enameled surfaces

          3.   Wash and shine all flushometers, piping, and toilet seat hinges.

          4.   Wash and wipe dry both sides of all toilet seats.

          5.   Wash and disinfect all basins, bowls, and urinals.

          6.   Wipe down all tile walls, partitions, dispensers and receptacles.

          7.   Dust and clean all powder room fixtures.

          8.   Empty and clean paper towel and sanitary napkin receptacles.

          9.   Remove wastepaper and refuse from the premises.

          10. Refill all toilet paper, paper towel, soap and sanitary napkin dispensers; materials to be supplied by Landlord unless otherwise arranged.

     F.   Offices will not be cleaned on the holidays noted in 11.1, below.

II.  HEATING, VENTILATING, AND AIR CONDITIONING

          1. Landlord agrees to provide heating, ventilating and air conditioning ("HVAC") as required to provide reasonably comfortable temperatures for normal occupancy on usual business days (Monday through Friday, from 8:00 a.m. to 6:00 p.m. and Saturday from 9:00 a.m. to 1:00 p.m., exclusive of holidays) in accordance with federal guidelines for energy saving plans. For purposes of this paragraph, the term "holiday" shall mean the federal day of celebration of the following holidays: New Year's Day, Martin Luther King Day, Washington's Birthday, Memorial Day, July 4th, Labor Day, Columbus Day, Veterans Day, Thanksgiving, Christmas and any other weekday on which banks in the City of Boston, Massachusetts, are closed or required to be closed.

          2. Maintenance of any additional or special air conditioning equipment and the associated operating cost will be at Tenant's expense.

          3. Any HVAC service requested by Tenant beyond the above-stated hours will be a direct charge to the Tenant at the rate determined by Landlord, currently $50 per hour, payable as Additional Rent within fifteen (15) days of Landlord's billing of Tenant therefor.

III. WATER

     Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

IV.  ELEVATORS

     Elevators for the use of all tenants and the general public for access to and from all floors of the Building, Programming of elevators (including, but not limited to, service elevators) shall be as Landlord from time to time determines best for the Building as a whole.

V.   RELAMPING OF LIGHT FIXTURES

     Tenant will reimburse Landlord for the cost of replacement lamps, ballasts and starters.

VI.  CAFETERIA AND VENDING INSTALLATIONS

     1. Any space to be used primarily for lunchroom or cafeteria operation within the Premises shall be Tenant's responsibility to keep clean and sanitary, it being understood that Landlord's approval of such use must be first obtained in writing.

     2. Vending machines or refreshment service installations by Tenant must be approved by Landlord in writing and shall be restricted to use to employees and business callers. All cleaning necessitated by such installations shall be at Tenant's expense.

VII. STRUCTURAL AND EXTERIOR MAINTENANCE

     Landlord will maintain the structural components of the Building (roof, elevators, HVAC system (other than any HVAC system equipment solely serving the Premises) in good condition and working order. Landlord will remove snow and maintain landscaped areas of Landlord's Property as necessary.

VIII. TENANT'S ACCESS TO PREMISES:

     Tenant shall have twenty-four (24) hour access to the building seven (7) days a week.

                                   EXHIBIT H


                                ASHRAE STANDARDS

[GRAPHIC]

[ASHRAE LOGO]


                                                             ANSI/ASHRAE 55-1992
                                                  Supersedes ANSI/ASHRAE 55-1981

                                     ASHRAE
                                    STANDARD


               REPRODUCED WITH
               PERMISSION OF ASHRAE

AN AMERICAN NATIONAL STANDARD


THERMAL
ENVIRONMENTAL
CONDITIONS FOR
HUMAN OCCUPANCY


Approved by the ASHRAE Standards Committee July 1, 1992; by the ASHRAE Board of Directors July 2, 1992; and by the American National Standards Institute October 30, 1992.

ASHRAE standards are updated on a Five-year cycle; the data following the standard number is the year of ASHRAE Board of Directors approval. The latest copies may be purchased from ASHRAE Publication Sales, 1791 Tullie Circle, NE, Atlanta, GA 30329.


(C)1992                                                           ISSN 1041-2336



AMERICAN SOCIETY OF HEATING,
REFRIGERATING AND
AIR-CONDITIONING ENGINEERS, INC.
1791 Tullie Circle, NE - Atlanta, GA 30329

   (c) Clothing, through its insulative properties, is an important modifier of body heat loss and comfort. Clothing [ILLEGIBLE] garment insulation is quantified in clo units. In this standard, the intrinsic insulation value (I SUB ([ILLEGIBLE])) is used to describe the insulation provided by clothing ensembles. However, the contribution of an individual garment to overall insulation is expressed in terms of its effective insulation (I SUB ([ILLEGIBLE])). The operative temperatures and clothing insulation values corresponding to the sensation of neutral and the 10% dissatisfaction criterion are given in Figure 1.

   (d) Nonuniformity of the thermal environment (vertical temperature difference, radiant temperature asymmetry, warm or cold floors, and draft) may cause local discomfort. Acceptable limits for the nonuniformity of the thermal environment are specified for people with light, primarily sedentary activity in 5.1.6. The limits for vertical air temperature difference and radiant temperature asymmetry correspond to approximately 5% dissatisfied, while the limits for floor temperature correspond to 10% dissatisfied and for draft to 15% dissatisfied. The higher percentage of dissatisfied is allowed for draft, since air movement is most difficult to control in practice. The percentages of dissatisfied are not additive, as it may be the same people who are feeling discomfort due to draft, radiant asymmetry, air temperature differences, and floor temperatures. This standard does not specify any nonuniformity limits for people with higher activities. They are able to accept higher values.

   (e) Section 7 describes measurement of the parameters defined below. Also, refer to Chapter 8, 1989 ASHRAE HANDBOOK - FUNDAMENTALS(1) for additional information regarding the content of this standard.

5.1. PEOPLE DURING LIGHT, PRIMARILY SEDENTARY ACTIVITIES IN TYPICAL INDOOR CLOTHING

   5.1.1. Clothing. Clothing worm by people indoors is modified to a great extent by the season and outdoor weather conditions. During the summer months, typical clothing in commercial establishments consists of lightweight dresses, lightweight trousers, short-or long-sleeved shirts and blouses, and occasionally a suit jacket or sweater. These ensembles have clothing insulation values (I SUB ([ILLEGIBLE])) ranging from 0.35 to 0.6 clo. During the winter season, people wear garments constructed of thicker, heavier (i.e., warmer) fabrics and often add more garment layers to an ensemble. A typical indoor winter ensemble would have an I SUB ([ILLEGIBLE]) value ranging from 0.8 to 1.2 clo. Where the outside temperature range does not vary a great deal from season to season, people do not change the types of garments they wear year-round as much as people who experience extremely hot and cold climates. The I SUB ([ILLEGIBLE]) provided by clothing ensembles can be estimated by summing the garment I SUB ([ILLEGIBLE]) values as described in Table 1. Clothing insulation values for selected ensembles are given in Table 2. A heavy business suit with its companion garments usually has a clo Value of 1.


[CHART]


FIGURE1 THE RECOMMENDED RANGE OF CLOTHING INSULATION PROVIDING ACCEPTABLE THERMAL CONDITIONS AT A GIVEN OPERATIVE TEMPERATURE FOR PEOPLE DURING LIGHT, PRIMARILY SEDENTARY ACTIVITY (LESS THAN OR EQUAL TO 1.2 MET). THE LIMITS ARE BASED ON A 10% DISSATISFACTION CRITERION.

   5.1.2 Operative Temperature Because of the seasonal clothing habits of building occupants, the temperature range for comfort in summer in higher than in winter. The operative temperature range in which, theoretically, no more than 10% of the occupants during light, primarily sedentary activity (LESS THAN OR EQUAL TO 1.2 met), assuming they wear the same level of clothing insulation, will find the environment thermally unacceptable is given in Table 3. The acceptable range of operative temperatures and humidities for the winter and summer is further defined on the psychrometric chart in Figure 2. The coordinates of the comfort zones are:

   (a) Winter: t SUB ([ILLEGIBLE]) = 20 to 23.5 DEG.C (68 to 74 DEG. F) at 60% RH and t SUB ([ILLEGIBLE]) = 20.5 to 24.5 DEG. C (69 to 76 DEG. F) at 2 DEG. C (36 DEG. F) dew point. The slanting side boundaries of the winter zone correspond to 20 DEG. and 23.5 DEG. C (68 DEG. and 74 DEG. F) effective temperature (ET (TO THE POWER OF [ILLEGIBLE]) lines and are loci of constant comfort or thermal sensations.

   (b) Summer: t SUB ([ILLEGIBLE]) = 22.5 to 26 DEG. C (73 to 79 DEG. F) at 60% RH and t SUB ([ILLEGIBLE]) = 23.5 to 27 DEG. C (74 to 81 DEG. F) at 2 DEG. C (36 DEG. F) dew point. The slanting side boundaries of the summer zone correspond to 23 DEG. and 26 DEG. C (73 DEG. and 79 DEG. F) ET (TO THE POWER OF [ILLEGIBLE]) lines.

   The winter and summer comfort zones overlap in the 23 to 24 DEG. C (73 to 75 DEG. F) range. That is, in this region, people in summer dress would tend to approach the slightly cool sensation, while those in winter clothing would be near the slightly warm sensation. In reality, the boundaries of each zone are not as sharp as depicted in Figure 2 due to individual, clothing, and activity differences. Table 3 also gives the acceptable operative temperature range for sedentary persons in minimal clothing (e.g., briefs).

[CHART]

[CHART]

FIGURE 2 ACCEPTABLE RANGES OF OPERATIVE TEMPERATURE AND HUMIDITY FOR PEOPLE IN TYPICAL SUMMER AND WINTER CLOTHING DURING LIGHT, PRIMARILY SEDENTARY ACTIVITY (LESS THAN OR EQUAL TO 1.2 MET). THE RANGES ARE BASED ON A 10% DISSATISFACTION CRITERION.

                                     TABLE 3

           OPTIMUM AND ACCEPTABLE RANGES OF OPERATIVE TEMPERATURE FOR
    PEOPLE DURING LIGHT, PRIMARILY SEDENTARY ACTIVITY (LESS THAN OR EQUAL TO
   1.2 MET) AT 50% RELATIVE HUMIDITY AND MEAN AIR SPEED LESS THAN OR EQUAL TO
                                0.15 M/S (30 FPM)*

             Description of           [ILLEGIBLE]   Optimum operative   Operative temperative range
Season       typical clothing            (c|o)      temperature         (10 % dissatisfaction criterion)
--------------------------------------------------------------------------------------------------------
Winter       heavy slacks,                0.9         22 DEG. C               20-23.5 DEG. C
             long-sleeve, shirt and                   71 DEG. F                 68-75 DEG. F
             sweater

Summer       light slacks and             0.5         24.5 DEG. C               23-26 DEG. C
             short-sleeve shirt                       76 DEG. F                 73-79 DEG. F

             minimal                     0.05         27 DEG. C                 26-29 DEG. C
                                                      81 DEG. F                 79-84 DEG. F


* Other than clothing, there are no adjustments for season or sex to the temperatures of Table 3. For infants, certain elderly people, and individuals who are physically disabled, the lower limits of Table 3 should be avoided.

                                     TABLE 2
               OUTDOOR AIR REQUIREMENTS FOR VENTILATION*
 2.1 COMMERCIAL FACILITIES (OFFICES, STORES, SHOPS, HOTELS, SPORTS FACILITIES)

                                  ESTIMATED MAXIMUM**           OUTDOOR AIR REQUIREMENTS
                                       OCCUPANCY        -----------------------------------------
                                   P/1000 FT (TO THE                                      L/S-M
                                      POWER OF 2)                          CFM/FT (TO    (TO THE
                                   OR 100 M (TO THE      CFM      L/S     THE POWER OF   POWER OF
       APPLICATION                   POWER OF 2)        PERSON   PERSON        2)            2)                 COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
DRY CLEANERS, LAUNDRIES                                                                           Dry-cleaning processes may require
                                                                                                  more air.
Commercial laundry                         10              25       13
Commercial dry cleaner                     30              30       15
Storage pick up                            30              35       18
Coin-operated laundries                    20              15        8
Coin-operated dry cleaner                  20              15        8

FOOD AND BEVERAGE SERVICE

Dining rooms                               70              20       10
Cafeteria, fast food                      100              20       10
Bars, cocktail lounges                    100              30       15                            Supplementary smoke-removal
                                                                                                  equipment may be required.
(KITCHENS LOOKING)                         20              15        8                            Makeup air for hood exhaust
                                                                                                  may require more ventilating
                                                                                                  air. The sum of the outdoor air
                                                                                                  and transfer air of acceptable
                                                                                                  quality from adjacent spaces
                                                                                                  shall be sufficient to provide
                                                                                                  an exhaust rate of not less
                                                                                                  than 1.5 cfm/fm (TO THE POWER OF
                                                                                                  2) (7.5 L/s-m (TO THE POWER OF 2)

GARAGES, REPAIR, SERVICE STATIONS
Enclosed parking garage                                                       1.50        7.5     Distribution among people must
Auto repair rooms                                                             1.50        7.5     consider worker location and
                                                                                                  concentration of running
                                                                                                  engines: stands where engines
                                                                                                  are run must incorporate
                                                                                                  systems for positive engines
                                                                                                  exhaust withdrawal.
                                                                                                  Contaminant sensors may be
                                                                                                  used to control ventilation.

                                                                            CFM/ROOM   L/S-ROOM   Independent of room size.
                                                                            --------   --------
HOTELS, MOTELS, RESORTS.

Dormitories

Bedrooms                                                                       30         15
Living rooms                                                                   30         15
Baths                                                                          15         18      Installed capacity for
                                                                                                  intermittent use.
Lobbies                                    30              15        8
Conference rooms                           50              10       10
Assembly rooms                            120              15        8
Dormitory sleeping areas                   20              15        8                            See also food and beverage
                                                                                                  services, merchandising, barber
Gambling casinos                          120              30       15                            and beauty shops, garages.
                                                                                                  Supplementary smoke-removal
                                                                                                  equipment may be required.

OFFICES
Office space                                7              20       10                            Some office equipment may
Reception areas                            60              15        8                            require local exhaust.
Telecommunication centers
[ILLEGIBLE] entry areas                    60              20       10
Conference rooms                           50              20       10

                                                                          CFM/FT (TO  L/S-M (TO
                                                                           THE POWER   THE POWER
                                                                             OF 2)       OF 2)
                                                                           ----------  ---------
PUBLIC SPACES
Corridors and utilities                                                         0.05       0.25
Public restrooms [ILLEGIBLE]
[ILLEGIBLE]/urinal                                         50       25                            Normally supplied by transfer
Locker and dressing rooms                                                        0.5        2.5   air. Local mechanical exhaust
Smoking lounge                             70              60       30                            with no recirculation
Elevators                                                                       1.00        5.0   recommended. Normally supplied
                                                                                                  by transfer air.

* Table 2 prescribes supply rates of acceptable outdoor air required for acceptable indoor air quality. These values have been chosen to dilute human bioeffluents and other contaminants with an adequate margin of safety and to account for health variations among people and varied activity levels.
** Net occupiable space

                                     TABLE 2
              OUTDOOR AIR REQUIREMENTS FOR VENTILATION* (CONTINUED)
  2.1 COMMERCIAL FACILITIES (OFFICES, STORES, SHOPS, HOTELS, SPORTS FACILITIES)


                                  ESTIMATED MAXIMUM**           OUTDOOR AIR REQUIREMENTS
                                       OCCUPANCY        -----------------------------------------
                                   P/1000 FT (TO THE                                      L/S-M
                                      POWER OF 2)                          CFM/FT (TO    (TO THE
                                   OR 100 M (TO THE      CFM      L/S     THE POWER OF   POWER OF
       APPLICATION                   POWER OF 2)        PERSON   PERSON        2)            2)                 COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
RETAIL STORES, SALES, FLOORS AND
  SHOW ROOM FLOORS
Basement and Street                        30                                 0.30         1.50
Upper floors                               20                                 0.20         1.00
Storage rooms                              15                                 0.15         0.75
Dressing rooms                                                                0.20         1.00
Malls and arcades                          20                                 0.20         1.00
Shipping and receiving                     10                                 0.15         0.75
Warehouses                                  5                                 0.05         0.25
Smoking lounge                             70              60       30                            Normally supplied by transfer
                                                                                                  air, local mechanical exhaust;
                                                                                                  exhaust with no recirculation
                                                                                                  recommended.

SPECIALTY SHOPS
Barber                                     25              15        8
Beauty                                     25              25       13
Reducing salons                            20              15        8
Florists                                    8              15        8                            Ventilation to optimize plant
                                                                                                  growth may dictate requirements.

CLOTHIERS, FURNITURE                                                          0.30         1.50
Hardware, drugs, fabric                     8              15        8
Supermarkets                                8              15        8
Pet shops                                                                     1.00         5.00

SPORTS AND AMUSEMENT
Spectator areas                           150              15        8                            When internal combustion
Game rooms                                 70              25       13                            engines are operated for
Ice arenas (playing areas)                                                    0.50         2.50   maintenance of playing surface
                                                                                                  increased ventilation rates
                                                                                                  may be required.

SWIMMING POOLS (POOL AND DECK                                                 0.50         2.50   Higher values may be required
AREA)                                                                                             for humidity control.

Playing Floors gymnasium                   30              20       10
Ballrooms and discos                      100              25       13
Bowling alleys ([ILLEGIBLE] areas)         70              25       13

THEATERS                                                                                          Special ventilation will be
Ticket booths                              60              20       10                            needed to eliminate special
Lobbies                                   150              20       10                            stage effects (e.g., dry ice
Auditorium                                150              15        8                            vapors, mists, etc.)
Stages, studios                            70              15        8

TRANSPORTATION                                                                                    Ventilation within vehicles
Waiting rooms                             100              15        8                            may require special
Platforms                                 100              15        8                            considerations.
Vehicles                                  150              15        8

WORKROOMS
Meat processing                            10              15        8                            Spaces maintained at low
                                                                                                  temperatures (-10 DEG. F to +50
                                                                                                  DEG. F, or -23 DEG. C to + 10 DEG.
                                                                                                  C) are not covered by these
                                                                                                  requirements unless the occupancy
                                                                                                  is continuous. Ventilation from
                                                                                                  adjoining spaces is permissible.
                                                                                                  When the occupancy is
                                                                                                  intermittent, infiltration will
                                                                                                  normally exceed the ventilation
                                                                                                  requirement (See Reference 18).

* Table 2 prescribes supply rates of acceptable outdoor air required for acceptable indoor air quality. These values have been chosen to dilute human bioeffluents and other contaminants with an adequate margin of safety and to account for health variations among people and varied activity levels.
** Net occupiable Space.

                                 NOTICE OF LEASE

     In accordance with M.G.L. c. 183, Sec. 4, notice is hereby given of a certain Lease (the "Lease"), between BHX, LLC, as Trustee of First Binney Realty Trust, dated March 16, 1999 and filed with the Middlesex South Registry of Deeds as Instrument No. 1119 ("Landlord") and Epix Medical, Inc., a Delaware corporation ("Tenant"), as follows:

     Date of Execution:        October 10, 2003


     Description of the
     Premises:                 Approximately 13,688 rentable square feet located
                               on the third floor and a portion of the first
                               floor of the building known as 161 First Street,
                               Cambridge, Massachusetts (the "Property"), as
                               legally described on attached "Exhibit A" .

     Commencement Date:        November 1, 2003

     Rent Commencement Date:   November 1, 2003

     Expiration Date:          December 31, 2007

     Rights of Renewal:        One renewal term of five (5) years.

     Right of First Refusal:   None.

                               [Signatures on next page]

     EXECUTED as a sealed instrument this 10th day of October, 2003.


                             LANDLORD:

                             BHX, LLC, as Trustee of First Binney Realty Trust

                             By: /s/ Robert A. Schlager
                                 ------------------------------------------
                             Name:  Robert A. Schlager
                             Title: Member



                             TENANT:
                             Epix Medical, Inc.

                             By: /s/ Peyton J. Marshall
                                 ------------------------------------------
                             Name:  Peyton J. Marshall
                             Title: Chief Financial Officer

                          COMMONWEALTH OF MASSACHUSETTS


County of Suffolk, ss.                                          October 10, 2003


     Then personally appeared Robert A. Schlager, the member of BHX, LLC, the Trustee of First Binney Realty Trust (the "Trust") and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said Trust.

                             /s/ Kevin L. O'Connor
                             ----------------------------------------------
                             Notary Public
                             My commission expires: 9/10/04



                          COMMONWEALTH OF MASSACHUSETTS

County of Middlesex, ss.                                             10-10, 2003


     Then personally appeared the above-named Peyton J. Marshall as the CFO of Epix Medical, Inc., a Delaware corporation (the "Corporation"), and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said Corporation.

                             /s/ Barbara A. Murphy
                             ----------------------------------------------
                             Notary Public
                             My commission expires:  5/21/04

                                    EXHIBIT A

         LEGAL DESCRIPTION OF 161 FIRST STREET, CAMBRIDGE, MASSACHUSETTS


That certain parcel of land with the buildings thereon situated on First Street, Binney Street and Rogers Street in said Cambridge, Middlesex County, and bounded and described as follows and shown on a plan dated March 15, 1999 titled "Plan of Land 161 First Street Cambridge, Massachusetts" prepared by R.E. Cameron & Associates, Inc. and recorded as Plan No. ____ of 1999 with the Middlesex South Registry of Deeds.

Beginning at the most northeasterly corner of parcel at the most southwesterly intersection of Rogers Street and First Street; thence,

S 09 28', 49" W, 200.14 feet along First Street to Binney Street, thence

N 80 26' 09" W, 199.71 feet along Binney Street to a point; thence,

N 09 23' 54" E, 199.87 feet along land now or formerly of Leon B. Newman, Trustee, to Rogers Street, thence,

S 80 31' 11' E, 200.00 feet along Rogers Street to the point of beginning.

Containing 39, 970 square feet more or less 0.918 acres.